                               STOCK PURCHASE AGREEMENT




                                     BY AND AMONG

                              TRANS WORLD GAMING CORP.,
                              21ST CENTURY RESORTS A.S.,
                              GAMEWAY LEASING LIMITED.,
                               MONARCH LEASING LIMITED
                                         AND
                                THE NAMED INDIVIDUALS




                               DATED:  JANUARY __, 1998

                                  TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         ----
ARTICLE I    AGREEMENT AND PURCHASE AND SALE; CLOSING;
              DELIVERIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
             1.1  Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
             1.2  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
             1.3  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
             1.4  Deliveries by the Sellers and the
                   Company Entities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
             1.5  Deliveries by the Buyer. . . . . . . . . . . . . . . . . . . . . . . . .  7
             1.6  Payments at Closing. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
             1.7  Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
              ENTITIES AND THE SELLERS . . . . . . . . . . . . . . . . . . . . . . . . . .  8
             2.1  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
             2.2  Ownership of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
             2.3  Sellers' Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
             2.4  Binding Effect; No Violation; Consents . . . . . . . . . . . . . . . . . 10
             2.5  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
             2.6  Commissions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
             2.7  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . 10
             2.8  Compliance with Laws and Terms of License. . . . . . . . . . . . . . . . 11
             2.9  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
             2.10 Due Organization; Qualification  . . . . . . . . . . . . . . . . . . . . 11
             2.11 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
             2.12 Due Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
             2.13 Binding Effect; No Violation; Consents . . . . . . . . . . . . . . . . . 12
             2.14 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 13
             2.15 Absence of Changes or Events; No
                   Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . 14
             2.16 Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
             2.17 Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
             2.18 Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
             2.19 Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . 17
             2.20 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . 18
             2.21 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
             2.22 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
             2.23 Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
             2.24 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . 21
             2.25 Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . 23
             2.26 No Condemnation or Expropriation . . . . . . . . . . . . . . . . . . . . 24
             2.27 Suppliers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
             2.28 Contracts and Commitments. . . . . . . . . . . . . . . . . . . . . . . . 24


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

                                                                                         PAGE
                                                                                         ----
             2.29 Compliance with Applicable Law . . . . . . . . . . . . . . . . . . . . . 26
             2.30 Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
             2.31 Assets Necessary to Business . . . . . . . . . . . . . . . . . . . . . . 27
             2.32 Commissions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
             2.33 Disclosure of All Material Facts . . . . . . . . . . . . . . . . . . . . 28

ARTICLE III  REPRESENTATION AND WARRANTIES OF THE BUYER. . . . . . . . . . . . . . . . . . 28
             3.1  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
             3.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
             3.3  Binding Effect; No Violation; Consents . . . . . . . . . . . . . . . . . 28
             3.4  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
             3.5  Commissions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE IV   COVENANTS OF THE SELLERS AND THE COMPANY ENTITIES . . . . . . . . . . . . . . 30
             4.1  Operation of the Business. . . . . . . . . . . . . . . . . . . . . . . . 30
             4.2  Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
             4.3  Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
             4.4  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
             4.5  Governmental Filings . . . . . . . . . . . . . . . . . . . . . . . . . . 34
             4.6  Performance; Resignations. . . . . . . . . . . . . . . . . . . . . . . . 34
             4.7  Updating of Information. . . . . . . . . . . . . . . . . . . . . . . . . 35
             4.8  Monthly Financial Statements; Weekly Gaming Revenue Reports;
                   Employment Information Updates  . . . . . . . . . . . . . . . . . . . . 35
             4.9  Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
             4.10 Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
             4.11 Confidentiality of Information . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE V    COVENANTS OF THE BUYER. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
             5.1  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
             5.2  Governmental Filings . . . . . . . . . . . . . . . . . . . . . . . . . . 36
             5.3  Confidentiality of Information . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VI   OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
             6.1  Site Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
             6.2  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VII  CONDITIONS TO OBLIGATION OF THE BUYER . . . . . . . . . . . . . . . . . . . . 42
             7.1  Representations and Warranties Correct . . . . . . . . . . . . . . . . . 42
             7.2  Performance; No Default. . . . . . . . . . . . . . . . . . . . . . . . . 42
             7.3  Delivery of Certificate. . . . . . . . . . . . . . . . . . . . . . . . . 42
             7.4  Opinion of Counsel to the Stock Company Entities . . . . . . . . . . . . 42
             7.5  Good Standing Certificates . . . . . . . . . . . . . . . . . . . . . . . 42
             7.6  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
             7.7  Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . 43
             7.8  No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . 43
             7.9  Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 43


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

                                                                                         PAGE
                                                                                         ----
             7.10 Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
             7.11 Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
             7.12 Non-Competition and Non-Interference Agreements. . . . . . . . . . . . . 43
             7.13 Delivery of Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE VIII CONDITIONS TO OBLIGATION OF THE SELLERS . . . . . . . . . . . . . . . . . . . 44
             8.1  Representations and Warranties Correct . . . . . . . . . . . . . . . . . 44
             8.2  Performance; No Default. . . . . . . . . . . . . . . . . . . . . . . . . 44
             8.3  Delivery of Certificate. . . . . . . . . . . . . . . . . . . . . . . . . 44
             8.4  Opinion of Counsel to the Buyer. . . . . . . . . . . . . . . . . . . . . 44
             8.5  Good Standing Certificate. . . . . . . . . . . . . . . . . . . . . . . . 44
             8.6  Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
             8.7  Articles of Incorporation. . . . . . . . . . . . . . . . . . . . . . . . 45
             8.8  Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 45
             8.9  Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
             8.10 Delivery of Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE IX   CERTAIN ADDITIONAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 45
             9.1  Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
             9.2  Non-Interference Agreement . . . . . . . . . . . . . . . . . . . . . . . 46
             9.3  Covenant Not to Disclose . . . . . . . . . . . . . . . . . . . . . . . . 46
             9.4  Proviso for Activities of Dr. Bezdek and Legal Obligations . . . . . .   47

ARTICLE X    TERMINATION; SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
             10.1 Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . 47
             10.2 Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 48
             10.3 Survival of Representations. . . . . . . . . . . . . . . . . . . . . . . 49
             10.4 Statements as Representations. . . . . . . . . . . . . . . . . . . . . . 49

ARTICLE XI   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
             11.1 Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
             11.2 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
             11.3 Press Releases and Announcements . . . . . . . . . . . . . . . . . . . . 49
             11.4 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
             11.5 Amendment; Extension and Waiver. . . . . . . . . . . . . . . . . . . . . 50
             11.6 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
             11.7 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
             11.8 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
             11.9  Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
             11.10 Words in Singular and Plural Form . . . . . . . . . . . . . . . . . . . 54
             11.11 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . 54
             11.12 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
             11.13 Sellers' Representative; Agent for Service. . . . . . . . . . . . . . . 54
             11.14 No Third-Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . . 55
             11.15 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
             11.16 Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . 55
             11.17 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55


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                                EXHIBITS AND SCHEDULES


EXHIBITS
--------
Exhibit A -    Escrow Agreement
Exhibit B -    Plans for Construction of Casino in Rozvadov and Chvalovice, Czech Republic
Exhibit C -    [DELETED]
Exhibit D -    Opinion of Becker and Poliakoff, P.A.
Exhibit E -    Opinion of Lionel Sawyer & Collins
Exhibit F -    Non-Competition and Non-Interference Agreement
Exhibit G -    Bill of Sale and Assignment of Assets
Exhibit H -    Assignment of Trademarks
Exhibit I -    Allocation of Purchase Price
Exhibit J -    Selling Stockholders' Liability Percentages
Exhibit K -    Debtors and Accruals of the Stock Company Entities
Exhibit L -    Andersen Report

Schedules
---------
1.1            Assets to be Acquired
2.1            Share Ownership of Sellers
2.7            Affiliated Transactions
2.10A          Articles and By-Laws of the Company Entities
2.10B          Jurisdictions Where Qualified to do Business
2.11           Subsidiaries
2.13           Approvals Required
2.14           Financial Statements
2.15A          Absence of Changes
2.15B          Undisclosed Liabilities
2.16A          Real Property
2.16B          Leased Property
2.16C          Property Use
2.17A          Leases Where Company Entity is Lessee
2.17B          Leases Where Company Entity is Lessor
2.18           Title to Assets
2.19A          Tangible Personal Property
2.19B          Leased Tangible Personal Property
2.19C          Gaming Devices
2.19D          Liens on Tangible Personal Property
2.20           Intellectual Property
2.21A          Legal Claims of the Company Entities
2.21B          Legal Claims Against the Company Entities
2.22A          Insurance Policies
2.22B          Invalid Insurance Policies
2.23           Labor Matters
2.24           Employee Benefit Plans
2.25A          Environmental Compliance
2.25B          Environmental Claims


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

2.25C          Storage Locations
2.27           Suppliers
2.28           Contracts
2.29A          Compliance with Law
2.29B          Permits
2.29C          Applications
2.29D          License
2.30           Bank Accounts
2.32           Commissions
3.3            Consents Required to be Obtained by the Buyer
3.5            Buyer Commissions
4.1            Capital Budget
4.10           Interest on Indebtedness
9.1            Exception to Restricted Area


                               STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of January __, 1998, by and among TRANS WORLD GAMING CORP., a Nevada, United States of America corporation ("TWG" or the "Buyer"), and 21st CENTURY RESORTS a.s., a Czech Republic joint stock company ("Resorts"), GAMEWAY LEASING LIMITED, a Gibraltar company limited by shares ("Gameway"), MONARCH LEASING LIMITED, a Gibraltar company limited by shares ("Monarch") and Noel
A. Souter, Hal Taines, C.C. Myers, Derek Ayres, JUDr. Robert Bezdek, Shaun McClune, Ahmad Ghassabeh, and Dr. Kurt Wagner (each of Resorts, Gameway, Monarch, and the named individuals individually herein, a "Seller," and collectively herein, the "Sellers"). All of the above-cited parties shall be collectively referred to herein as the "Parties" and individually referred to herein as a "Party."

                                     WITNESSETH:

          WHEREAS, (except for one share owned by LMJC, defined below), one or more of the Sellers, together or individually, own 100% of the outstanding voting and non-voting ownership interests in or equity securities of Resorts, such ownership is as set forth on SCHEDULE 2.1, attached hereto and made a part hereof;

          WHEREAS, Resorts owns 100% of the outstanding voting and non-voting ownership interests in or equity securities of LMJ Casino a.s., a Czech Republic joint stock company in liquidation ("LMJC") (except for 1 share owned by Dr. Bezdek), Czech Leisure Management s.r.o., a Czech Republic limited liability company ("CLM"), LMJ Casino Rozvadov a.s., a Czech Republic joint stock company ("LMJCR"), LMJ Slots s.r.o., a Czech Republic limited liability company ("LMJS") and LMJCR owns approximately 98.3% and Resorts owns approximately 1.7% of the outstanding voting and non-voting ownership interests in or equity securities of Atlantic Properties s.r.o., a Czech Republic limited liability company ("Atlantic"). (Resorts, LMJC, CLM, LMJCR, LMJS, Atlantic, Gameway and Monarch collectively are referred to herein as the "Company Entities" and individually as a "Company Entity."); and,

          WHEREAS, the Sellers desire to sell to the Buyer and the Buyer desires to purchase from the Sellers 100% of the voting and non-voting ownership interests in or equity securities (the "Shares") of Resorts, LMJCR, LMJS and Atlantic (collectively, herein referred to as the "Stock Company Entities" or, individually, a "Stock Company Entity") and certain assets of Monarch and Gameway (collectively herein referred to as the "Asset Sellers") all on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Stock Purchase Agreement
Page 2

                                      ARTICLE I

                 AGREEMENT AND PURCHASE AND SALE; CLOSING; DELIVERIES

          1.1   PURCHASE AND SALE

                (a)(i) Upon the terms and subject to the satisfaction or waiver, if permissible, of all of the conditions set forth herein, the Sellers who are set forth in SCHEDULE 2.1 (the "Selling Stockholders") hereby agree to sell, convey, transfer and deliver to the Buyer at the Closing (as defined in Section 1.3 below), and the Buyer agrees to purchase and accept from such Selling Stockholders at the Closing, all of the Shares, free and clear of any and all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, title defects or other encumbrances or restrictions of any nature whatsoever ("Liens"). SCHEDULE 2.1 sets forth the name, address, Social Security or federal tax identification number or other suitable identification number and telephone number of each Selling Stockholder.

                (a)(ii) Immediately prior to the Closing Date, Resorts shall transfer, convey and deliver to the Selling Stockholders or to such Person as they shall nominate (being one of their number or otherwise) all of the shares of capital stock owned by it in LMJC and CLM in proportions as determined by the Selling Stockholders prior to the Closing Date.

                (b) Upon the terms and subject to the satisfaction or waiver, if permissible, of all of the conditions set forth herein, each of Monarch and Gameway hereby agrees to sell, convey, transfer and deliver to the Buyer at the Closing, and the Buyer agrees to purchase and accept from each of Monarch and Gameway at the Closing, only such assets of each such Company Entity as set forth in SCHEDULE 1.1 hereto (the "Assets").

                (c) Upon the terms and subject to the satisfaction or waiver, if permissible, of all of the conditions set forth herein, Mr. Souter hereby agrees to sell, convey, transfer and deliver to the Buyer at the Closing, and the Buyer agrees to purchase and accept from Mr. Souter at the Closing, all of the Intellectual Property owned by Mr. Souter, as set forth in SCHEDULE 2.20, relating to the names "21st Century Resorts" and "Casino Club Europe" (or any variation or derivation thereof).

          1.2   PURCHASE PRICE

                (a) Upon the date of the exchange of executed originals of this Agreement by the Parties, the Sellers' Representative (as defined below) shall acknowledge in writing receipt of the sum of U.S.$40,000.00, which shall represent the first of the three deposits (the "Deposits") made by TWG as required hereby. On such date, TWG shall make a further deposit with the Sellers' Representative of the sum of U.S.$100,000.00 (both the first and second deposits shall be referred to was the "Expense Deposits"). The Sellers' Representative shall thereupon acknowledge in writing receipt of such sum.

Stock Purchase Agreement
Page 3

                (b) Upon the date of the exchange of executed originals of this Agreement by the Parties, TWG shall, by wire transfer, deposit into an escrow account (the "Deposit Escrow") held by Chase Manhattan Bank, London, England (the "Escrow Agent"), the sum of U.S.$385,000.00, which shall represent the third of the three Deposits required to be made hereby and which shall be placed in a 5-year escrow to cover Damage Claims (as defined in Section 6.2(e)), including but not limited to claims for Taxes by the Ministry of Finance of the Czech Republic or other applicable taxing authorities and subject to the Escrow Agreement described below. The Escrow Agent shall hold the Deposit Escrow in accordance with the Escrow Agreement as set forth in Section 1.2(c), below.

                (c) In consideration of the sale, transfer and conveyance of the Shares and the Assets to the Buyer by the Sellers and the Asset Sellers, respectively, and of the other agreements of the Sellers and the Asset Sellers, as set forth herein, the Buyer will deliver, or cause to be delivered, to the Sellers and the Asset Sellers, at the Closing, U.S.$10,500,000.00 (plus U.S.$655,432.38, plus an additional cash amount to reimburse the Sellers for documented expenditures made from the date hereof until the Closing in connection with the construction of the casinos in Rozvadov and Chvalovice as set forth in EXHIBIT B, which is attached hereto and made a part hereof (the "New Casinos") which sum shall be paid in U.S. dollars converted at the rate prevailing on the date when this sum shall be remitted to Barnett Sampson pursuant to Section 1.6 hereof), plus cash on hand less the outstanding chip liability at all of the casinos as of the close of business on the Business Day immediately preceding the Closing Date (as determined by a count conducted jointly by Buyer and Sellers)(such net amount hereinafter referred to as the "Purchase Price"), less the amount of the two Deposits paid to the Sellers' Representative as set forth in Section 1.2(a), less the amount of the Deposit Escrow, less the interest accrued on the Deposit Escrow, less the U.S.$15,000.00, which shall be deposited by TWG into the Deposit Escrow on the Closing Date (the sum of such net amount hereinafter referred to as the "Closing Payment"). The escrow agreement (the "Escrow Agreement"), the form of which is attached hereto as EXHIBIT A, will be executed by and among the Buyer, the Selling Stockholders and the Escrow Agent, on the date of the exchange of the execution copies of this Agreement. The additional consideration to be paid by the Buyer to Mr. Souter for the Intellectual Property at the Closing shall be U.S.$10.00. TWG shall assume no liabilities of any Company Entity, except those liabilities of Resorts for the Indebtedness incurred in connection with the construction of the New Casinos pursuant to EXHIBIT B. The Closing Payment shall be paid at the Closing to Barnett Sampson Solicitors, London, England ("Barnett Sampson"), who shall apportion the Closing Payment among the Sellers and the Asset Sellers pursuant to their respective instructions.

                (d) After the Closing Date and during the term of the Deposit Escrow, pursuant to the terms of the Escrow Agreement, the Escrow Agent promptly shall disburse an amount of funds held in the Deposit Escrow to the Buyer at any time prior to the Escrow Termination Date (defined below) as may be requested by the Buyer in writing from time to time (with a copy to the Sellers' Representative), which request (if it relates to a claim for Taxes) shall enclose a copy of the correspondence, demand or order of the Ministry of Finance of the Czech Republic, or any other

Stock Purchase Agreement
Page 4

applicable taxing authority, received by the Buyer requesting or demanding that the Buyer pay any Tax that was incurred by any Stock Company Entity prior to the Closing Date. If the Buyer has not requested disbursement from the Deposit Escrow for payment of a Damage Claim (other than for Taxes) within 365 days of the Closing Date, then the Escrow Agent shall disburse U.S.$250,000.00, together with the interest accrued thereon, to the Sellers' Representative within 5 Business Days thereafter by wire transfer. If, however, a request for a disbursement by the Buyer has been made and is pending, or if the Buyer notifies the Escrow Agent and the Sellers' Representative that a Damage Claim is imminent and that such Damage Claim exceeds or is likely to exceed U.S.$100,000.00 either on its own or when taken together with other such Damage Claims, then the Escrow Agent shall not disburse any funds to the Sellers' Representative until such Damage Claim is resolved. The remainder of the Deposit Escrow, if any, shall be disbursed to the Selling Stockholders or to the appropriate taxing authority in amounts as specified by the Sellers' Representative to the Escrow Agent, in writing, upon the earlier of the following four events to occur: (i) the receipt by the Escrow Agent and the Buyer of written documentation from the Ministry of Finance of the Czech Republic or any other applicable taxing authority, that it has determined the total Tax liability of the Stock Compan Entities for the period ending on the Closing Date and the Sellers' Representative produces documentary evidence, satisfactory to the Buyer, that such liability has been paid in full or may be paid in full from the proceeds of the Deposit Escrow; or (ii) the receipt by each of the Escrow Agent, the Buyer and the Selling Stockholders of an unqualified written opinion of counsel appointed jointly by both the Buyer and the Selling Stockholders, upon which the Escrow Agent, the Selling Stockholders and the Buyer may rely, that the applicable statute of limitations for the assessment of Taxes by the Ministry of Finance of the Czech Republic, or any other applicable taxing authority, against all of the Stock Company Entities has expired and that no Tax may be requested, levied, claimed, demanded, or executed upon by the Ministry of Finance of the Czech Republic, or any other applicable taxing authority, against any of the Stock Company Entities or the Buyer with respect to a Tax liability of any Stock Company Entity; or (iii) the date that is the fifth anniversary of the Closing Date of this Agreement; or (iv) the failure of the Buyer to fulfill the requirements of Section 1.2(e) below (any of subsections (i), (ii), (iii) or (iv) is the "Escrow Termination Date"). For purposes of this Agreement, a "Business Day" shall be any day (except a Saturday or a Sunday) on which banks are permitted by English law to be open for business in England.

                (e) The Buyer shall, within 275 days after the Closing Date, apply to the Ministry of Finance of the Czech Republic for a tax audit of the Stock Company Entities with respect to the period prior to the Closing Date.

                (f) TWG shall pay for one-half of the fees and expenses of the Escrow Agent and such jointly appointed counsel and the Selling Stockholders shall pay for one-half of the fees and expenses of the Escrow Agent (which amount may be deducted by the Escrow Agent from the principal balance of the Deposit Escrow) and such jointly appointed counsel. If TWG and the Selling Stockholders cannot agree upon counsel to perform the tasks set forth in Section 1.2(d), above, within 10 Business Days after written notice is given by the Sellers' Representative of its

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Stock Purchase Agreement
Page 5

nominee, then such counsel shall be Clifford Chance, London, England, unless such counsel notifies the parties of a conflict of interest after internal review, in which case such counsel shall be Arthur Andersen, London, England.

          1.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur after the satisfaction or waiver, if permissible, of all of the conditions set forth herein. The Parties hereto shall use their best endeavors to have the Closing occur at 11:00 a.m., Prague, Czech Republic Time, on a date that is on or before a date that is the 10th day after the delivery of the certificate required by Section 8.6, or on such other date as the Buyer and the Sellers' Representative may agree upon in writing (the "Closing Date"), at the offices of Becker & Poliakoff, P.A., Apolinarska 6, Prague, Czech Republic. The Closing of this Agreement and the transactions contemplated hereby shall be deemed effective for all purposes as of close of business on the Closing Date (the "Effective Date").

          1.4 DELIVERIES BY THE SELLERS AND THE COMPANY ENTITIES. At the Closing, the Sellers will deliver, and will cause each applicable Company Entity to deliver (unless previously delivered), to the Buyer the following:

                (a) stock certificates representing all of the Shares, accompanied by stock powers duly executed or endorsed in blank, with signatures guaranteed, and/or otherwise in form reasonably acceptable to the Buyer for transfer on the books of the Company Entities, respectively;

                (b) the stock books, stock ledgers, minute books and the corporate seals of each of the Stock Company Entities;

                (c) copies of the Articles of Association or other comparable organizational or governing documents of each of the Stock Company Entities;

                (d) the Escrow Agreement duly executed by all of the Selling Stockholders and the Escrow Agent;

                (e)  the certified resolutions referred to in Section 2.12;

                (f)  the bank account records referred to in Section 2.30;

                (g)  executed counterparts of any consents referred to in
Section 4.4;

                (h)  the executive officer certificate referred to in Section
7.3;

                (i)  the opinion of counsel referred to in Section 7.4;

                (j) resignations effective as of the Closing Date from such officers, supervisory board

Stock Purchase Agreement
Page 6

members and directors of the Company Entities as the Buyer shall have requested in writing not less than 7 days prior to the Closing Date pursuant to Section 4.6 (other than the one member of the Supervisory Board of LMJCR appointed by LMJCR's employees);

                (k) a Bill of Sale and Assignment of Assets, as set forth in EXHIBIT G, executed by authorized executive officers of Monarch and Gameway, selling, transferring, delivering and conveying the Assets to the Buyer;

                (l) the Non-Competition and Non-Interference Agreements duly executed by all of the Selling Stockholders pursuant to Sections 9.1 and 9.2;

                (m) an Assignment of Trademarks, as set forth in EXHIBIT H, executed by Mr. Souter, selling, transferring, assigning, conveying and delivering the trademarks relating to "21st Century Resorts" and "Casino Club Europe," and all rights to the license agreements relating thereto, to the Buyer;

                (n) the transfer, conveyance and delivery by Resorts of all of the shares of ownership interests in or capital stock owned by it in LMJC and CLM to the Selling Stockholders (or as they may direct) in proportions as determined by the Selling Stockholders prior to the Closing Date;

                (o) written confirmation from Eagle Leisure Management, Limited that all agreements for services between it and the Stock Company Entities shall terminate at Closing;

                (p) written certification from the Treasurer (or Chief Financial Officer) of each of the Stock Company Entities that the bank accounts of each Stock Company Entity to be transferred to the Buyer pursuant hereto shall contain funds in amounts equal to all liabilities of the respective Stock Company Entities as of the Closing Date, after making allowance for all debtors and accruals and excluding any sum due in respect of the New Casinos for which liability has been assumed by the Buyer hereunder, all (the bank account balances and related deductions) as set forth in EXHIBIT K, attached hereto and made a part hereof. If the Schoolhouse is sold by the Stock Company Entities prior to the Closing Date, the bank accounts shall contain the full cash purchase price thereof;

                (q) a copy of the resolutions of the Board of Directors of each of the Stock Company Entities required to be obtained pursuant to
Section 7.10 of this Agreement; and,

                (r) all other previously undelivered documents, instruments or writings required to be delivered by any of the Sellers or the Company Entities to the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith as agreed by the Buyer and the Sellers' Representative, including but not limited to, all Licenses (as defined in Section 2.29(d)).

Stock Purchase Agreement
Page 7

          1.5 DELIVERIES BY THE BUYER. At the Closing, the Buyer shall deliver, or cause to be delivered, to the Sellers' Representative (unless previously delivered) the following:

                (a)  the payments as required by Section 1.6;

                (b) written confirmation that any sum required to be paid in advance of the Closing pursuant to Section 1.2 has been paid;

                (c)  the Escrow Agreement duly executed by the Buyer;

                (d) the deposit of a total of U.S.$400,000.00 into the Deposit Escrow as required by Sections 1.2(b) and 1.2(c);

                (e)  the certified resolutions referred to in Section 3.2;

                (f)  the executive officer certificate referred to in Section
8.3;

                (g)  the opinion of counsel referred to in Section 8.4;

                (h) a written covenant not to sue Linda Clifford, Mark Clive Souter, Irena Petrzikova, Glen Bramsworth Ramsden and/or Lubomir Valenta all of whom have acted as non-stockholder supervisory directors of the Stock Company Entities; and,

                (i) all other previously undelivered documents, instruments or writings required to be delivered by the Buyer to the Sellers at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith as agreed by the Buyer and the Sellers' Representative.

          1.6   PAYMENTS AT CLOSING.  At the Closing, the Buyer shall deliver
(i) a written release of the funds held by Barnett Sampson which shall have been remitted by wire transfer of immediately available funds to the account of Barnett Sampson on behalf of the Selling Stockholders entitled thereto, in an aggregate amount equal to the Closing Payment which funds shall have been received by Barnett Sampson and held in trust not less than 24 hours before the Closing, (ii) by wire transfer of immediately available funds to the account or accounts specified by the Sellers' Representative on behalf of the Sellers entitled thereto, an aggregate amount equal to the amount contained in the account of LMJCR at HypoBank CZ a.s. (account no. 8100230002), which amount is approximately DM362,688, representing a reimbursement to the Sellers of the deposit for the casino license owned by LMJCR held by the Ministry of Finance of the Czech Republic pursuant to the Czech Gaming Laws (as defined hereafter); (iii) to the Escrow Agent, U.S.$15,000.00 representing the remaining portion of the Deposit Escrow; and (iv) the payment to Mr. Souter of U.S.$10.00 by check or wire transfer to the account specified by Mr. Souter.

          1.7 ALLOCATION. The Buyer and the Sellers hereby agree that the Purchase Price for the

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Stock Purchase Agreement
Page 8

Assets (i.e., U.S.$500,000.00) and all other capitalized costs (in the case of the Buyers) and all selling expenses (in the case of the Sellers) shall be allocated and apportioned among the Assets acquired for all income tax accounting purposes in proportion to the relative fair market values of the Assets, as set forth on EXHIBIT I, which Exhibit shall be completed by the Parties as soon as practicable after the execution of the Agreement. The relevant Parties further agree to cooperate and be consistent with regard to the filing of U.S. Internal Revenue Service ("IRS") Form 8594, or any similar forms required by any Taxing authority with regard to the agreed upon apportionment.

                                      ARTICLE II
                           REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY ENTITIES AND THE SELLERS

          The Company Entities, as applicable, represent and warrant to the Buyer, and the Sellers, jointly and severally, to the best of their knowledge, represent and warrant to the Buyer, that:

          2.1   CAPITALIZATION.

                (a)(i) The authorized capital of Resorts consists of Czech Kc23,533,000 divided into 23,533 non-publicly traded named shares, each with a nominal value of Czech Kc1,000, all of such shares are issued and outstanding as of the date hereof.

                (ii) The authorized capital of LMJCR consists of Czech Kc15,000,000 divided into 200 non-publicly traded named shares, each with a nominal value of Czech Kc75,000, all of such shares are issued and outstanding as of the date hereof.

                (iii) The authorized capital of LMJS consists of Czech Kc100,000 owned entirely by Resorts.

                (iv) The authorized capital of Atlantic consists of Czech Kc6,000,000 of which Czech Kc100,000 is owned by Resorts and Czech Kc5,900,000 is owned by LMJCR.

                (b) The capital shares of Resorts are owned of record by the Selling Stockholders and other Persons (as defined below) in the amounts set forth on SCHEDULE 2.1, free and clear of all Liens.

                (c) The capital shares of LMJCR, LMJS and Atlantic are owned by Resorts as set forth in Section 2.1(a), above, free and clear of all Liens.

                (d) Except for the capital shares of LMJC, LMJCR, LMJS, Atlantic and CLM owned by Resorts and except for the capital shares of Atlantic owned by LMJCR, none of Resorts, Atlantic, LMJCR or LMJS, directly or indirectly, owns any capital stock of or other equity interest

Stock Purchase Agreement
Page 9

in any Person (as defined below), and none of the Stock Company Entities is a member of or participant in any partnership, joint venture or similar Person.

                (e) All of the issued and outstanding capital shares of each of Resorts, LMJCR and the interests in Atlantic and LMJS have been duly authorized and are validly issued, fully paid and nonassessable, are not subject to any preemptive rights and have not been issued in violation of any applicable law, regulation, ordinance or policy of any governmental authority, the respective Articles of Association or other comparable organizational or governing document or Bylaws of each Stock Company Entity, or the terms of any agreement to which any Seller or Stock Company Entity is a party or is bound. There are no shares of capital stock or other equity interest or securities of the Stock Company Entities reserved for issuance or any outstanding subscriptions, options, warrants, rights, profit sharing arrangements, convertible or exchangeable securities, stock appreciation rights or other agreements or commitments (other than this Agreement) granting to any corporation, individual, joint stock company, limited liability company, joint venture, partnership, unincorporated association, governmental regulatory entity, county, state, or political subdivision thereof, trust or other entity (a "Person") any interest in or right to acquire at any time, or upon the happening of any stated event, any shares of the capital stock or other equity interest or securities of any Stock Company Entity, or any interest in, exchangeable for or convertible into capital stock or other equity interest or securities of any Stock Company Entity or restricting any Selling Stockholder's right to transfer any of the Shares to the Buyer.

          2.2 OWNERSHIP OF SHARES. Each Selling Stockholder owns and has an unqualified right to and shall transfer to the Buyer at the Closing, good, valid and marketable title to the Shares set forth opposite such Selling Stockholder's name on SCHEDULE 2.1, free and clear of all Liens. Other than this Agreement, such Shares are not subject to any voting trust agreement or understanding, whether written or oral, including without limitation, any mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, purchase, sale or other agreement, together with any amendments thereto (a "Contract"), including any Contract restricting or otherwise relating to the voting or disposition of such Shares. SCHEDULE 2.1 sets forth such Selling Stockholder's percentage interest of the Shares such Selling Stockholders owns in each of the Company Entities as of the date of this Agreement (the "Percentage Interest").

          2.3 SELLERS' AUTHORITY. Each individual Seller has the requisite individual power, capacity and authority under the laws of the jurisdiction in which the Seller resides and of which the Seller is a citizen, to execute, deliver and perform this Agreement and the other instruments and documents required or contemplated hereby.

          2.4 BINDING EFFECT; NO VIOLATION; CONSENTS. This Agreement constitutes, and, when executed and delivered, the other documents and instruments to be executed and delivered by each Selling Stockholder pursuant hereto will constitute, valid and binding agreements of each Selling Stockholder, enforceable in accordance with their respective terms, and (assuming receipt of the consents, approvals and authorizations contemplated by the next sentence) neither the execution

Stock Purchase Agreement
Page 10

and delivery of this Agreement or the other documents and instruments to be executed and delivered by each Selling Stockholder pursuant hereto, nor the consummation by each Selling Stockholder of the transactions contemplated hereby or thereby will violate any statute or law or any rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority applicable to such Selling Stockholder. No consent, approval, authorization or action by, notice to or filing with any governmental authority or any other Person is required with respect to such Selling Stockholder in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by such Selling Stockholder pursuant hereto or the consummation by such Selling Stockholder of the transactions contemplated hereby or thereby.

          2.5   LITIGATION.

                (a) There are no claims, actions, suits, proceedings or investigations pending or threatened by or against any Selling Stockholder with respect to the Company Entities, the Shares or the transactions contemplated hereby, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority or court, tribunal, arbitrator or similar panel of any jurisdiction.

                (b) There are no claims, actions, suits, proceedings or investigations pending or threatened by or against any Company Entity, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority or court, tribunal, arbitrator or similar panel of any jurisdiction where the amount in controversy is or could exceed U.S.$50,000.

          2.6 COMMISSIONS. There are no claims for brokerage commissions or finder's fees incurred by reason of any action taken by or on behalf of any Seller.

          2.7 TRANSACTIONS WITH AFFILIATES. Other than this Agreement, or as set forth in SCHEDULE 2.7, none of the Company Entities is party to or bound by any Contract with, does business with or has any obligations or liabilities to any Seller or any Affiliate or Associate of any Seller.
SCHEDULE 2.7 also shall set forth a description of each Contract by and between any Company Entity and Eagle Leisure Management Limited, a company limited by shares incorporated under the laws of Cyprus, and shall enumerate payments due pursuant to the terms of such Contract, payments actually made and evidence of services provided to support the invoices from Eagle Leisure Management Limited and a copy of the Contract shall be attached to such Schedule. As used in this Agreement, an "Affiliate" of, or a Person "Affiliated" with, a specified person, is a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. Moreover, as used in this Agreement, the term "Associate" used to indicate a relationship with any Person, means: (a) any corporation or organization (other than the Company Entities) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities,

Stock Purchase Agreement
Page 11

(b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the corporation or organization or any of its parents or subsidiaries.

          2.8 COMPLIANCE WITH LAWS AND TERMS OF LICENSE. No Seller is aware of any facts or circumstances relating to the conduct of such Seller or any other Seller or any Stock Company Entity that could reasonably be expected to cause the Ministry of Finance of the Czech Republic or any other governmental authority in the Czech Republic to revoke, suspend or fail to renew the License (as defined in Section 2.29(d)) or take disciplinary or enforcement action against any of the Stock Company Entities or any shareholder or equityholder or director, supervisory board member or officer thereof.

          2.9 DISCLOSURE. No representation or warranty to the Buyer contained herein contains any untrue statement of material fact or omits to state a material fact that is necessary in order to make such representation or warranty not misleading.

          2.10  DUE ORGANIZATION; QUALIFICATION.

                (a) Each of the Stock Company Entities is a corporation, joint stock company or limited liability company, as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its respective incorporation or organization and has all requisite corporate or organizational power and authority to carry on its business as now conducted and as proposed to be conducted through the Closing and to execute, deliver and perform this Agreement and the other instruments and documents to be executed and delivered in connection herewith and to carry out the transactions contemplated hereby and thereby. Complete and correct copies of the Articles of Association or other comparable organizational or governing documents and Bylaws of each of the Stock Company Entities, and all amendments or supplements thereto, heretofore have been delivered to Buyer, are and will be, as of the Closing Date, complete, accurate and current and are attached hereto as SCHEDULE 2.10A. The stock transfer books and the minute books or similar records of each Stock Company Entity, which heretofore have been delivered or made available to Buyer, are accurate, complete and current.

                (b) Each of the Stock Company Entities is duly qualified or registered for the transaction of business and is in good standing in the jurisdictions listed on SCHEDULE 2.10B, which are the only jurisdictions other than its respective jurisdiction of organization, wherein the character of the properties so owned or leased by or the nature of the business of each such entity, makes such licensing or qualification to do business necessary, except for such failure to so qualify or be licensed, which, when taken together with all other such failures, has not had and is not reasonably likely to have a material adverse effect on or change in, directly or indirectly, the business, assets, liabilities, condition (financial or otherwise), results of operations, operations or prospects of one or more of the Stock Company Entities in excess of U.S.$50,000.00 (a "Material Adverse Effect").

Stock Purchase Agreement
Page 12

                (c) Prior to the Closing, each of the Company Entities will deliver to the Buyer a complete and correct copy, certified by its Secretary (or other appropriate executive officer), of the resolutions heretofore duly and validly adopted by its Board of Directors, Supervisory Board or other applicable governing body evidencing such authorization, which resolutions will not have been rescinded prior to, and will be in full force and effect on the date of, the Closing. No other corporate act or proceeding on the part of any of the Company Entities is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Company Entities pursuant hereto or the transactions contemplated hereby or thereby.

          2.11 SUBSIDIARIES. Other than as noted in SCHEDULE 2.11, the Stock Company Entities do not, directly or indirectly, have any subsidiaries or any direct or indirect ownership interests in any Person.

          2.12 DUE AUTHORIZATION The execution, delivery, and performance of this Agreement and the execution and delivery of the other instruments and documents required or contemplated hereby and the consummation of the transactions contemplated hereby by each of the Company Entities have been duly and validly authorized by the Board of Directors, Supervisory Board Members and all shareholders, or other applicable governing authority of each applicable Company Entity.

          2.13 BINDING EFFECT; NO VIOLATION; CONSENTS. This Agreement constitutes, and, when executed and delivered, the other documents and instruments to be executed and delivered by each applicable Company Entity pursuant hereto will constitute valid and binding agreements of each such Company Entity enforceable in accordance with their respective terms, and (assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence) neither the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by each applicable Company Entity pursuant hereto, nor the consummation by each such Company Entity of the transactions contemplated hereby or thereby will (i) violate or conflict with or result in any breach of any provision of its Articles of Association or other comparable organizational or governing documents, or Bylaws, (ii) violate or conflict with or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets under, any Contract to which any Company Entity is a party or by which any Company Entity or its respective assets or properties may be bound or affected, or (iii) violate any statute or law or any rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except for consents, approvals or authorizations set forth on SCHEDULE 2.13, no consent, approval, authorization or action by, notice to, or filing with, any governmental authority or any other Person is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by the Company Entities pursuant hereto or the consummation by the Company

Stock Purchase Agreement
Page 13

Entities of the transactions contemplated hereby or thereby, except (in the case of consents, approvals and notices required under Contracts) where the failure to obtain such consents and approvals and give such notices could not reasonably be expected to have a Material Adverse Effect.

          2.14 FINANCIAL STATEMENTS. The following financial statements (the "Financial Statements") of Resorts, Atlantic, LMJCR and LMJS have been delivered to the Buyer by the Sellers and said Stock Company Entities:

                (a) audited consolidated and unconsolidated balance sheets, statements of income, statements of cash flows and changes in stockholders' equity and the respective notes thereto of said Company Entities as at and for the years ended December 31, 1996 and 1995 all certified by Lubbock Fine as to Resorts, LMJCR and LMJS, whose respective reports thereon are included therein. Prior to the Closing Date, the Stock Company Entities will deliver to the Buyer a true, correct, complete and accurate copy of their respective balance sheets and related statements of income, retained earnings and cash flows for the eight fiscal months ended August 31, 1997. All of such balance sheets and notes thereto are true, complete and accurate and fairly present the assets, liabilities and financial condition of such Company Entities as of the respective dates thereof, and such statements of income, cash flows and changes in stockholders' equity and the notes thereto are true, complete and accurate and fairly present the results of operations of the respective Stock Company Entities for the periods therein referred to, all in accordance with the relevant Czech accounting laws, including Act No. 563/1991 Coll., as amended by Act No. 117/1994 Coll., consistently applied throughout the periods involved.

                (b) The statements of income included in the Financial Statements do not contain any items of special or non-recurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments (including all normal recurring accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an unusual or non-recurring nature, except as expressly specified herein. Except as described on such Financial Statements and/or in SCHEDULE 2.14 attached hereto, there has been no change by the Stock Company Entities in any method of accounting or keeping of its books of account or accounting practices for the three-year period ended on December 31, 1996.

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Page 14

          2.15  ABSENCE OF CHANGES OR EVENTS; NO UNDISCLOSED LIABILITIES.

                (a) Since December 31, 1996 (i) the Stock Company Entities have conducted their respective businesses only in the ordinary course and, except as described in SCHEDULE 2.15A, consistent with the requirements of
Section 4.1 below, (ii) the Stock Company Entities have not suffered any change, event or condition that has had or may have a Material Adverse Effect and (iii) the Stock Company Entities have not acquired or disposed of any material assets or engaged in any material transaction other than in the ordinary course of business or as expressly contemplated by the terms of this Agreement.

                (b) Except as set forth on SCHEDULE 2.15B, the Stock Company Entities as of the date hereof do not have any material liability or obligation of any nature, whether fixed or contingent or otherwise, whether due or to become due, including, without limitation, any unfunded obligation under any pension plan, any liability for Taxes, as defined below, or any environmental liabilities, that is not reflected or reserved against in the Financial Statements or otherwise disclosed in the notes thereto, other than liabilities and obligations incurred subsequent to the date of the Financial Statements in the ordinary course of business consistent with past practice and not in violation of this Agreement. Furthermore, except as set forth in
SCHEDULE 2.15B, as of the date hereof, the Stock Company Entities do not know and have no reason to know of any basis for the assertion against the Stock Company Entities of any such liability or obligation not fully reflected in the Financial Statements or otherwise disclosed in the notes thereto. There are no agreements or arrangements pursuant to which any Stock Company Entity has incurred Indebtedness, as defined below, or is liable for payments to the Sellers or former shareholders of the Stock Company Entities or their respective Affiliates or Associates other than those set forth in SCHEDULE 2.15B.

                (c)(i) For purposes of this Agreement, "Indebtedness" shall mean any indebtedness of any Stock Company Entity (as the context so requires) for borrowed money as of the Closing Date.

                (ii) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, value added, gross receipts, excise, assets, net worth, gaming, liquor, property, sales, withholding, transfer pricing, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the Czech Republic or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments and shall be adjusted for any rebate or refund received by TWG or its subsidiaries (which were formerly Stock Company Entities) after Closing for any period before Closing.

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          2.16  REAL PROPERTY.

                (a) SCHEDULE 2.16A sets forth the location and a description of the Owned Property (as defined below) and the general nature of the facilities located on the Owned Property. For purposes of this Agreement, "Owned Property" shall mean all freehold real property owned with full title guarantee by any Stock Company Entity and each lesser interest (other than a leasehold interest) owned by any Stock Company Entity in any real property.

                (b) SCHEDULE 2.16B sets forth the location of, and a description of the general nature of the buildings located on, each parcel of real property and each interest in real property leased by any Stock Company Entity (such real property, the "Leased Property," and together with the Owned Property, the "Property"). Except as set forth in SCHEDULE 2.16B, all of the buildings on the Property are in good condition, ordinary wear and tear excepted, and all electrical, plumbing and mechanical aspects of the Property are in good working order.

                (c) There are now in full force and effect duly issued certificates of occupancy, where required, permitting the Property and the improvements located thereon to be legally used and occupied as the same are proposed to be or now constituted. Except as set forth in SCHEDULE 2.16C, each of the Properties is used exclusively for the business of the applicable Stock Company Entity owning or leasing such Property. The Property does not violate any material provisions of any applicable Environmental Laws or any trade, gambling, liquor, criminal, building code, fire, health or safety regulations, or other governmental ordinances, orders or regulations, and the applicable Stock Company Entity owning or leasing each Property is in material compliance with all applicable laws, ordinances, regulations, statutes, rules and restrictions relating to the applicable Property or any part thereof.

                (d)  For purposes of this Agreement,

                     (i) "Environmental Laws" means all laws and regulations of the Czech Republic relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata), navigable waters, ocean waters and international waters, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened discharge or releases of Materials of Environmental Concern or the dredging, handling and disposal of river sediments, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern;

                     (ii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, including, without limitation, oil, and any material or substance that is designated by law, regulation, ordinance, treaty or by any Person or court having jurisdiction over the Stock Company Entities as a hazardous material, contaminant, pollutant or hazardous substance.

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          2.17  LEASES.

          (a) All leases of Property leased or subleased by or for the use or benefit of any Stock Company Entity and all leases as to which any Stock Company Entity is the lessee or sublessee, and all amendments and modifications thereof, are listed on SCHEDULE 2.17A (true, correct and complete copies of which have been delivered to the Buyer). All such leases are valid, binding and in full force and effect and are enforceable by the applicable Stock Company Entity in accordance with their terms and have not been modified or amended, except as set forth in SCHEDULE 2.17A; each applicable Stock Company Entity has performed all material obligations required to be performed by it to date under each such lease, and there has been no material breach or default under any such leases by any Stock Company Entity, or, any other party thereto, nor any such breach or default by any Stock Company Entity, or any other party thereto which with notice or lapse of time or both would constitute an event of default thereunder.

          (b) All leases of Property leased or subleased by or for the use or benefit of third parties to which any Stock Company Entity is a party, and any and all amendments thereto and modifications thereof, are listed on SCHEDULE 2.17B (true, correct and complete copies of which have been delivered to the Buyer) all such leases are valid, binding and in full force and effect and are enforceable by the applicable Stock Company Entity in accordance with their terms and have not been modified or amended, except as set forth in SCHEDULE 2.17B; no such lease, nor any other agreement relating to the Property, contains any option or right (conditional or otherwise) to extend the term thereof or to purchase all or any part of the Property or any rights therein; each applicable Stock Company Entity has performed all material obligations required to be performed by it to date under each such lease; and there has been no material breach or default (or event which with notice or lapse of time or both would constitute an event of default) under any such lease by any Stock Company Entity, or any other party thereto.

          2.18 TITLE TO ASSETS. Except as disclosed in SCHEDULE 2.18, the Company Entities have good and marketable title (full title guarantee, in the case of freehold Owned Property) to, and are the legal, beneficial and registered owners of all of their respective assets and the Assets, including the Owned Property, and such ownership is free and clear of any and all Liens, easements and rights of way, other than Permitted Liens, defined below. After the Closing, the Buyer will own and be the legal, beneficial and registered owner, or have the right to use under a valid lease, all of the assets of the Stock Company Entities and the Assets, free and clear of any Liens (other than Permitted Liens). "Permitted Liens" means (i) liens shown on the balance sheet in the Financial Statements as securing specified liabilities (with respect to which no default exists), (ii) liens for current taxes not yet due, and (iii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations of the Company Entities, have arisen only in the ordinary course of business and consistent with past practice and do not preclude or materially adversely affect the continued use of the property to which they relate as used in the operation of the business of the Company Entities as currently

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conducted.

          2.19 TANGIBLE PERSONAL PROPERTY. SCHEDULE 2.19A lists each item of tangible personal property (other than inventory) owned by the Company Entities having an initial purchase price in excess of U.S.$10,000. SCHEDULE 2.19B lists each item of tangible personal property leased by the Company Entities (other than pursuant to individual leases having an annual rental of less than U.S.$10,000 or which are terminable by the applicable Company Entity within 90 days of the date hereof without penalty) and each item of personal property having a value of U.S. $10,000 or more used by a Company Entity and owned or leased by Persons providing services to a Company Entity; and SCHEDULE 2.19C lists each live gaming device or electronic gaming device (including all gaming tables and slot machines) owned, leased or otherwise used by a Company Entity (collectively, the "Tangible Personal Property"). The Tangible Personal Property, together with other tangible personal property owned by the Company Entities or used by a Company Entity and owned by Persons providing services to the Company Entities, constitutes substantially all of the tangible personal property used in the operation of the business of the Company Entities and constitutes substantially all tangible personal property necessary to conduct the business of the Company Entities as presently conducted by them. Except as set forth in SCHEDULE 2.19D, (i) the Tangible Personal Property owned by the Company Entities and all other personal property, whether tangible or intangible, owned by the Company Entities is free and clear of any and all Liens, and (ii) all the Tangible Personal Property is located at the Property and there is no material tangible personal property located at the Property which is not owned or leased by the Company Entities. The Tangible Personal Property is in all material respects in good working order, ordinary wear and tear excepted. All the material Tangible Personal Property of the Company Entities has been maintained in all material respects in accordance with the past practice of the Company Entities and generally accepted industry practice. All leased Tangible Personal Property of the Company Entities is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

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          2.20  INTELLECTUAL PROPERTY.

                (a) SCHEDULE 2.20 contains a true, correct and complete list of the Stock Company Entities' Intellectual Property, as defined below, and all license agreements relating thereto to which a Stock Company Entity is a party (either as licensor or licensee) (the "License Agreements").

                (b) Mr. Souter and the Stock Company Entities, as applicable, are the sole and exclusive owners of the Intellectual Property and their rights under the License Agreements, and the Intellectual Property and all registrations and applications for registration therefor currently are standing in the name of Mr. Souter and the Stock Company Entities, as applicable, as set forth in SCHEDULE 2.20. The Intellectual Property, License Agreements and Business Know-How, as defined below, are free and clear of all Liens, and the Intellectual Property and Business Know-How are free of all licenses to third parties except those set forth in SCHEDULE
2.20. None of the Stock Company Entities owns or is a party to any License Agreement with respect to any patent or application therefor. The Intellectual Property is valid and enforceable, all registrations were validly obtained, and no registration has lapsed, expired or been abandoned, or is subject to any pending or threatened opposition or cancellation proceeding before the Czech Intellectual Property Rights Authority, the United States Patent and Trademark Office, or any other registration authority, except where such invalidity, unenforceability, lapse, expiration, abandonment or proceeding could not, individually or in the aggregate, reasonably be expected to have a material effect on the use by the Stock Company Entities of such Intellectual Property. The Sellers do not know of a reason why any of the Stock Company Entities' trademarks or service marks (other than common law trademarks or service marks) would not be registrable in the Czech Republic or transferable to the Buyer pursuant to this Agreement. Except as set forth in SCHEDULE 2.20, there are no claims pending or threatened and the Stock Company Entities have not received notice of any claims alleging that the Stock Company Entities' activities infringe upon or constitute the unauthorized use of the proprietary rights of any third party, or challenging the Stock Company Entities' ownership or the validity or enforceability of the Intellectual Property, the Business Know-How or the License Agreements. Except as set forth in SCHEDULE 2.20, there are no infringements of the Intellectual Property or the License Agreements by third parties. Except as set forth in SCHEDULE 2.20, none of the Stock Company Entities has entered into any consent, indemnification, forbearance to sue, or settlement agreement with any third party relating to the Stock Company Entities' Intellectual Property, Business Know-How or License Agreements, or the intellectual property or business know-how of any third party.

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                (c)  For purposes of this Agreement:

                     (i) "Intellectual Property" means all registered and unregistered: trademarks, service marks, trade names, corporate names, company names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers (the "Trademarks"); patents; copyrights; proprietary formulas, recipes, technology, know-how and other trade secrets (the "Trade Secrets") used in or necessary to conduct the Stock Company Entities' business as currently conducted, and all registrations and recordings thereof, all applications for registration pending therefor, all extensions and renewals thereof, all goodwill associated therewith, and all proprietary rights therein, in any jurisdiction in which any of the Stock Company Entities operates or does business.

                     (ii) "Business Know-How" means all books, records, technology, formulas, know-how recorded on paper or other media in the books and records of the Stock Company Entities, quality control records, finished product specifications, packaging supplies specifications, product registrations, records relating to the adoption and use of the Intellectual Property (as defined above), marketing plans, sales records and histories, market research data, promotional advertising and marketing materials, radio, television and Internet commercials, print advertisements, customer lists, label and shipping carton dies, designs, films, earthwork, photography, mechanical art, color separations, prints, plates, and graphic materials, permits and licenses, and inventory records, used in or necessary to conduct the Stock Company Entities' businesses as currently conducted.

          2.21  LITIGATION.

                (a) Except as set forth in SCHEDULE 2.21A, there are no claims, actions, suits, proceedings or investigations pending or threatened by any Stock Company Entity at law or in equity or before or by any federal, state, municipal or other governmental court, department, commission, board, agency, instrumentality or authority or before any arbitration body.

                (b) Except as set forth in SCHEDULE 2.21B, there are no claims, actions, suits, proceedings or investigations pending or threatened against or adversely affecting any Company Entity or Seller at law or in equity or before or by any federal, state, municipal or other governmental court, department, commission, board, agency, instrumentality or authority or arbitration body that, as of the date of this Agreement, (i) involve a claim against any Seller or Company Entity of more than U.S.$50,000, (ii) seek any injunctive relief or punitive damages not covered by insurance against any Company Entity, or (iii) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and the Sellers as of the date hereof do not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation. As of the Closing Date, there will be no pending or threatened claims, actions, suits, proceedings or investigations of the kind described in clause (iii) above, or that challenge the legality or validity of the transactions contemplated hereby or seek damages in excess of

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Page 20

U.S.$50,000 in connection with the consummation of the transactions contemplated hereby. Except as set forth in SCHEDULE 2.21B, none of the Company Entities is a party to or subject to or in default under any material judgment, order, injunction or decree of any court, governmental entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business.

          2.22  INSURANCE.

                (a) SCHEDULE 2.22A sets forth a complete and accurate list and description, including but not limited to annual premiums thereon, expiration dates thereof and the deductibles thereunder, of all policies of fire, liability, business interruption, protection and indemnity, pollution, product liability, workers' compensation, health and other forms of insurance presently in effect with respect to the Stock Company Entities, true copies of which have heretofore been delivered to the Buyer.

                (b) Except as set forth in SCHEDULE 2.22B, all such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of the Stock Company Entities and of the kinds, in the amounts reasonably sufficient to protect against the risks insured. None of the Stock Company Entities has been refused any insurance with respect to any aspect of the operations of the Stock Company Entities, nor has the coverage been limited by any insurance carrier to which it has applied for insurance or with which it has insurance during the last three years. All premia respecting each such policy of insurance have been paid through the end of each respective policy year. No insurance or proceeds thereof have been assigned by any applicable Stock Company Entity to any Person.

          2.23 LABOR MATTERS. Except to the extent set forth in SCHEDULE 2.23, (i) each Stock Company Entity is, and has at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices under any applicable law, ordinance or regulation in the Czech Republic; (ii) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or threatened against or affecting any of the Stock Company Entities, and during the past three years there has not been any such action; (iii) no union claims to represent the employees of any of the Stock Company Entities; (iv) none of the Stock Company Entities is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company Entities; (v) none of the employees of the Stock Company Entities is represented by any labor organization and there is no current union organizing activities among the employees of the Company Entities, nor does any question concerning representation exist concerning such employees; (vi) there are no written personnel policies, rules or procedures applicable to employees of the Stock Company Entities; (vii) the Stock Company Entities have not received notice of any unfair labor practice charge or complaint against any of the Company Entities pending or threatened before the Courts of the Czech Republic or any similar state or foreign agency; (viii) the Stock Company Entities have not received notice of any

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grievance arising out of any collective bargaining agreement or other grievance procedure against the Stock Company Entities; (ix) the Stock Company Entities have not received notice of any charges with respect to or relating to any of the Stock Company Entities pending before the Courts of the Czech Republic or any other agency responsible for the prevention of unlawful mployment practices; (x) the Stock Company Entities have not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation; (xi) the Stock Company Entities have not received notice of any complaints, lawsuits or other proceedings pending or threatened in any forum by or on behalf of any present or former employee of the Stock Company Entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and (xii) there are no employment contracts or severance agreements with any employees of any of the Stock Company Entities that, by their terms, could result in any liability to the Stock Company Entities.

          2.24 EMPLOYEE BENEFIT PLANS.

               (a) SCHEDULE 2.24 contains a true and complete list of each bonus, deferred compensation, incentive compensation, profit sharing arrangement, stock purchase, stock option, severance or termination pay, food, housing, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan program, agreement or management, whether formal or informal, written or oral, that is maintained or contributed to or was maintained or contributed to at any time by any Stock Company Entity within the last three years, for the benefit of any employee, former employee, consultant, officer, director or Affiliate of any Stock Company Entity (a "Plan").

              (b) With respect to each Plan, the Company Entities heretofore have delivered to the Buyer true and complete copies of each of the following documents to the extent applicable:

                   (i) a copy of the Plan (including all amendments thereto);

                   (ii) a copy of the most recent annual report with respect to each such Plan for the last two most recently completed Plan years;

                   (iii) a copy of the most recent "Summary Plan
Description," together with each "Summary of Material Modifications;"

                   (iv) if the Plan is funded through a trust or any third-party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereto; and

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                   (v)   all Contracts relating to any Plan with respect to
which any Stock Company Entity may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription or participation agreements and record keeping or other servicing or administration agreements.

          All reports, returns and similar documents with respect to the Plans required to be filed with any governmental agency or distributed to any Plan participant or beneficiary have been duly and timely filed or distributed and, to the knowledge of the Sellers and Resorts, all reports, returns and similar documents actually filed or distributed were true, complete and correct in all material respects.

              (c) All contributions to, and payments from, the Plans required to be made by any Stock Company Entity in accordance with the terms of the Plans have been timely made as of the last day of the most recent Plan year thereof ended prior to the date of this Agreement. All required contributions to, and payments from, the Plans for any period on or before December 31, 1996 that were not required to be made as of such date were properly accrued and reflected on the balance sheet for the year ended December 31, 1996 in the Financial Statements.

              (d) No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of any Stock Company Entity for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

              (e) There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans, or any trusts related thereto or any trustee or administrator thereof, and no litigation or administrative or other proceeding has occurred or is threatened involving any Plan or any trusts related thereto or any trustee or administrator thereof.

              (f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of any Stock Company Entity to severance pay, unemployment compensation or any other similar payment, or (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

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          2.25  ENVIRONMENTAL MATTERS.

                (a) Except as set forth in SCHEDULE 2.25A, each of the Stock Company Entities is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Stock Company Entities of, and their compliance in all material respects with terms and conditions of, all permits, certificates of financial responsibility and other governmental authorizations required under applicable Environmental Laws ("Environmental Permits"). Except as set forth in SCHEDULE 2.25A, no Stock Company Entity has received any formal communication (written or oral) that alleges that any Stock Company Entity is not in such material compliance, and except as identified elsewhere in this
Section 2.25A, there are no circumstances or conditions that under existing Environmental Law could reasonably be expected to prevent or interfere with such material compliance in the future. All permits, certificates of financial responsibility and other governmental authorizations currently held by any Stock Company Entity pursuant to Environmental Laws are identified in
SCHEDULE 2.25A.

                (b) Except as set forth in SCHEDULE 2.25B there is no Environmental Claim, as defined herein, pending or threatened against any Stock Company Entity or against any person or entity whose liability for any Environmental Claim any Stock Company Entity has contractually retained or assumed. For purposes of this Agreement, an "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup and removal costs, governmental enforcement and response costs, natural resources damages, property damages, economic loss, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, discharge or release or threatened discharge or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by any Company Entity or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                (c) Except as set forth in SCHEDULE 2.25B, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the presence, release, emission, discharge or disposal by any Person of any Material of Environmental Concern at or under any facility currently or formerly owned or operated by any Stock Company Entity, that could reasonably be expected to form the basis of any Environmental Claim against any Stock Company Entity or against any Person or entity whose liability for any Environmental Claim any Stock Company Entity has contractually retained or assumed.

                (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where any Stock Company Entity has stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified in SCHEDULE 2.25C; (ii) all underground storage tanks, and the capacity and contents of such tanks, located on property owned or leased by any Stock Company Entity are identified in
SCHEDULE 2.25C; (iii) except as set forth in SCHEDULE 2.25C, there is no asbestos contained in or forming part of any building, building component, vessel,

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structure or office space owned or leased by any Stock Company Entity; and
(iv) except as set forth in SCHEDULE 2.25C, no polychlorinated biphenyls
(PCBs) are used or stored at any property owned or leased by any Stock Company Entity in violation of any Environmental Law.

          2.26 NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the Property or any other assets of any Company Entity is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority, with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed or threatened (orally or in writing).

          2.27 SUPPLIERS. SCHEDULE 2.27 contains a true and complete list of the names and addresses of the twenty-five largest suppliers (indicating U.S. dollar volume for each) of products and services to the Stock Company Entities during the ten months ended October 31, 1997, indicating the existing contractual arrangements for continued supply from each such firm. The Stock Company Entities have not received any notice of, and know of no reasonable basis for, any development that threatens to affect adversely its arrangements with their respective suppliers that could reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 2.27, there are no supply arrangements between any applicable Company Entity and the Sellers or Affiliates of the Sellers that are on terms more or less favorable to such Company Entity than could be obtained by such Company Entity in transactions with unaffiliated third parties.

          2.28  CONTRACTS AND COMMITMENTS.  Except as set forth on SCHEDULE
2.28 or expressly referred to in the notes to the Financial Statements:

                (a) None of the Stock Company Entities is party to or bound by any Contract that is material to its business, operations, financial condition or prospects or that involves, or is reasonably likely to involve, the expenditure or receipt by such Company Entity after the date of the balance sheet for the year ended December 31, 1996 in the Financial Statements of more than U.S.$50,000. The legal enforceability after the Closing by the Stock Company Entities of their respective Contracts will not be affected in any material respect by the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                (b) No purchase commitment of any of the Stock Company Entities, or by which any of the Company Entities is bound, is materially in excess of the normal, ordinary and usual requirements of the business or, in the opinion of the Sellers, is at an excessive price.

                (c) None of the Stock Company Entities is a party to or bound by (i) any Contract (other than this Agreement) with the Sellers or former shareholders of any Company Entity, or any Person known to any Company Entity to be an Affiliate or Associate of a Seller or former shareholder of any Company Entity, (ii) any Contract with officers, employees, agents, consultants, advisors, salesman, sales representatives, distributors or dealers that is not cancelable by the applicable Company Entity at will without liability, penalty or premium, (iii) any Contract

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providing for the payment of any bonus or commission based on sales or earnings, (iv) any Contract that contains any severance or termination or change in control pay liability or obligation, (v) any Contract for the purchase or sale of any security (other than this Agreement), (vi) any Contract for the borrowing of money (or guarantee of indebtedness), (vii) any Contract for leasing personal property that requires annual payments in excess of U.S.$50,000 or the term of any of which exceeds one year,
(viii) any Contract relating to express product or service warranties,
(ix) any Contract containing a covenant not to compete by a Company Entity,
(x) any Contract granting a Lien, security interest or other material encumbrance on any property or assets of any Stock Company Entity or on the Assets, (xi) any Contract providing for exclusive purchases by or from a Company Entity or containing a requirement purchase obligation, (xii) any Contract providing for administration, service, utilization review, adjustment, claims management or similar functions relating to insurance, litigation or Plans of any of the Stock Company Entities or (xiii) any Contract for the sale of any of the assets, property or rights of a Stock Company Entity outside of the ordinary course of business, except as contemplated by this Agreement.

                (d) No Stock Company Entity has given any power of attorney (whether revocable or irrevocable) to any Person that is or may hereafter be in force for any purpose whatsoever.

                (e) No Stock Company Entity is paying, or has any obligation to pay, any pension, deferred compensation or retirement allowance to any Person.

                (f) Each material Contract of a Stock Company Entity is valid and binding upon such Company Entity and each other party thereto and is in full force and effect and enforceable by the applicable Company Entity in accordance with its terms. Each applicable Company Entity has performed all obligations required to be performed by it to date under each Contract to which such Company Entity is a party, and there has been no breach or default or claim of default by such a Company Entity or by any other party thereto under any provision thereof and no event has occurred that, with or without notice, the passage of time or both, would constitute a default by any Stock Company Entity or any other party thereto under any provision thereof or that would permit modification, acceleration or termination of any Contract by any other party thereto or by a Stock Company Entity, except for such defaults which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          True, complete and correct copies of each of the Contracts set forth in SCHEDULE 2.28 or expressly referred to in the notes to the Financial Statements have heretofore been provided to the Buyer by the Stock Company Entities.

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Stock Purchase Agreement
Page 26

          2.29  COMPLIANCE WITH APPLICABLE LAW.

                (a) Except as set forth in SCHEDULE 2.29A, (i) each of the Stock Company Entities in the past has complied and presently is complying with all laws applicable to them and their business (whether statutory or otherwise), rules, regulations, orders, ordinances, judgements or decrees of all governmental authorities (collectively, "Laws"), including, but not limited to, all Czech Gaming Laws (as defined below), all Laws relating to the safe conduct of business and environmental protection and conservation, and any applicable liquor, smoking, prostitution, health, sanitation, fire, safety, labor, zoning and building laws and ordinances, as well as all criminal laws, except for such failures to comply, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) none of the Stock Company Entities has received notification of any asserted present or past failure to so comply, and (iii) each of the Stock Company Entities is in compliance in all material respects with all applicable Laws governing or relating to the current or contemplated casino and gaming activities and operations of the Stock Company Entities, including the Act of the Czech National Council of 17 May 1990 on Lotteries and Similar Games, No. 202/1990 Coll., as amended by the Act of the Czech National Council No. 70/1994 Coll. of 22 March 1994 and the Decree of the Ministry of Finance No. 223/1993 Coll. of 28 July 1993 on Gambling Machines (the "Czech Gaming Laws").

                (b) Except as set forth in SCHEDULE 2.29B, each of the Stock Company Entities has in effect all governmental approvals, authorizations, certifications, filings, franchises, licenses, notices, permits, registrations, variances and rights, including all authorizations under Environmental Laws and Czech Gaming Laws ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                (c)  Since January 1, 1994 and except as disclosed in
SCHEDULE 2.29C, none of the Company Entities nor any of their Affiliates has
(i) ever applied for a casino, racing, or other gaming license in the Czech Republic and been denied, (ii) experienced any revocation or failure to renew any such license, or (iii) not applied for any such license or renewal after being informed orally or in writing by any regulatory authority in the Czech Republic, or any representative of such regulatory authority, that the Company Entity or such Affiliate of the Company Entity, as the case may be, would be denied such a license or renewal if it were applied for.

                (d) The Stock Company Entities have delivered or given the Buyer access to (i) copies of all material correspondence in its possession or under its control between any Stock Company Entity and any of the following: the Ministry of Finance of the Czech Republic, the Czech National Bank and any municipal authority of the Czech Republic and other applicable governmental authorities relating to the compliance by the applicable Company Entity with the rules and

Stock Purchase Agreement
Page 27

regulations of the Ministry of Finance, the Czech National Bank and any municipal authority of the Czech Republic and the terms of the License, and
(ii) a true and complete copy of the original application(s) for licenses to operate gambling casinos, slot machines, currency exchanges, public bar (saloon) keeping, purchasing and selling of goods and/or services and/or real estate, removal and utilization of fertile soil and other applicable licenses (the "Licenses" or, any one of them, a "License") filed with the Ministry of Finance of the Czech Republic, the Czech National Bank and any municipal authority and other applicable governmental authorities and any and all amendments and updates made thereto. Except as disclosed in such correspondence and such applications or as set forth in SCHEDULE 2.29D, the Sellers are not aware of any facts or circumstance relating to the conduct of any Company Entity, or any director, officer, employee or Seller of any Stock Company Entity that could cause the Czech Republic Ministry of Finance, the Czech National Bank and any municipal authority and other applicable governmental authorities to revoke, suspend or fail to renew the License or take disciplinary action against any of the Stock Company Entities or any director, supervisory board member, officer, employee, agent, shareholder or equityholder thereof in respect of such conduct.

          2.30 BANK ACCOUNTS. SCHEDULE 2.30 sets forth the names and locations of all banks or other financial institutions in which any Stock Company Entity has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto. At the Closing, the Stock Company Entities will deliver to the Buyer copies of all records, including all signature or authorization cards pertaining to such bank accounts and safe deposit boxes and will assign such authorization to the Buyer and confirm in writing to the Buyer that such assignment will be effective as soon as practically possible subsequent to the Closing and, at such time, no Seller or Person determined by the Buyer to be unauthorized shall have the authority to access such accounts or safe deposit boxes or draw on such accounts.

          2.31 ASSETS NECESSARY TO BUSINESS. The Stock Company Entities and the Asset Sellers presently have and immediately prior to the Closing will have good, valid and marketable title to all property and assets, real, personal and mixed, tangible and intangible, and all leases, licenses and other agreements, necessary to permit the Stock Company Entities to carry on the respective businesses of the Stock Company Entities as presently conducted immediately subsequent to the Closing Date, and the Asset Sellers to transfer the Assets to TWG, free and clear of all Liens, and there is no reason known to the Sellers why such titles, leases and other agreements will not transfer to the Buyer upon the Closing and upon the Closing, the Buyer shall obtain good, valid and marketable title to such property, assets and leases and other agreements, free and clear of any Lien.

          2.32 COMMISSIONS. Except as set forth on SCHEDULE 2.32 there are no claims for brokerage commissions or finder's fees incurred by reason of any action taken by any of the Stock Company Entities or the Sellers.

          2.33 DISCLOSURE OF ALL MATERIAL FACTS. The Sellers and Stock Company Entities have disclosed to the Buyer in writing in or pursuant to this Agreement all facts material to a Person

Stock Purchase Agreement
Page 28

considering a purchase of the Shares and the Assets. No representation or warranty to the Buyer contained herein, and no statement contained in any certificate, schedule, list or other writing furnished to the Buyer pursuant to the provisions of this Agreement contains any untrue statement of a material fact or omits to state a material fact that is necessary in order to make the information given by or on behalf of the Sellers and the Stock Company Entities to the Buyer or its representatives prior to the Closing not misleading and that if disclosed would reasonably affect the decision of a Person considering a purchase of the Shares and the Assets.

                                     ARTICLE III

                      REPRESENTATION AND WARRANTIES OF THE BUYER

            The Buyer hereby represents and warrants to the Sellers that:

          3.1 ORGANIZATION. The Buyer is a corporation duly organized validly existing and in good standing under the laws of the State of Nevada, United States of America.

          3.2 AUTHORITY. The Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other instruments and documents required or contemplated hereby. The Buyer will deliver to the Sellers prior to the Closing a complete and correct copy, certified by its Secretary, of the resolutions heretofore duly and validly adopted by its Board of Directors evidencing such authorization (which resolutions will not have been rescinded prior to and will be in full force and effect on the date of the Closing). No other corporate act or proceeding on the part of the Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Buyer pursuant hereto or the transactions contemplated hereby or thereby.

          3.3 BINDING EFFECT; NO VIOLATION; CONSENTS. This Agreement constitutes, and, when executed and delivered, the other documents and instruments to be executed and delivered by the Buyer pursuant hereto will constitute, valid and binding agreements of the Buyer, enforceable in accordance with their respective terms, and (assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence) neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Buyer pursuant hereto, nor the consummation by the Buyer of the transactions contemplated hereby or thereby will (i) violate or conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Buyer,
(ii) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under or will result in the termination of, or accelerate the performance required by, or (except with respect to the financing of the acquisition contemplated by the Buyer) result in the creation of any Lien upon any of the assets under, any Contract to which the Buyer is a party or by which its assets or properties may be bound or affected, or (iii) violate any statute or law or any rule, regulation, order, writ, injunction or decree

Stock Purchase Agreement
Page 29

of any court or governmental authority, excluding from the foregoing clauses,
(ii) and (iii) such defaults, rights and violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the ability of the Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. No consent, approval, authorization or action by, notice to or filings with, any governmental authority or any other Person is required in connection with the execution of this Agreement, the other documents and instruments to be executed and delivered by the Buyer pursuant hereto or the consummation by the Buyer of the transactions contemplated hereby o thereby, except where the failure to obtain such consent, give such notice or make such filing could not reasonably be expected to have a Material Adverse Effect on the ability of the Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          3.4 LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or threatened by or against the Buyer, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority, other than claims, actions, suits proceedings or investigations pending or threatened, which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, and the Buyer does not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation.

          3.5 COMMISSIONS. Except as set forth on SCHEDULE 3.5, there are no claims for brokerage commissions or finder's fees incurred by reason of any action taken by the Buyer.

                                      ARTICLE IV

                  COVENANTS OF THE SELLERS AND THE COMPANY ENTITIES

          Each of the Sellers, solely for itself (on a several, and not joint and several basis) covenants and agrees with the Buyer that, from the date hereof until the Closing, the Sellers will, and each of the Company Entities, as applicable, covenants and agrees with the Buyer that, from the date hereof until the Closing, it will do (or cause to be done) the following:

          4.1 OPERATION OF THE BUSINESS. Each of the Stock Company Entities will (i) conduct its respective business diligently, only in the ordinary course and substantially in the same manner as heretofore conducted; and no Stock Company Entity may declare or pay any cash dividends prior to the Closing that would result in Sellers' failure to comply with Section 1.4(p) hereof; and that the Company Entities may take such actions outside the ordinary course of business as required by law or as expressly contemplated or required by this Agreement; and (ii) obtain the Buyer's consent to any business decision reasonably likely to have a significant financial or operational effect on the Stock Company Entities and will consult frequently (at least weekly) with the Buyer prior to the

Stock Purchase Agreement
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Closing regarding the operation and results of the Stock Company Entities and the progress of the construction of the casinos in Rozvadov and Chvalovice, Czech Republic pursuant to Section 4.1(c) hereof. Without limiting the foregoing, unless the Buyer otherwise consents in advance in writing:

                (a) Provide prompt notice to the Buyer of (i) any breach or default (or notice thereof) of any of their respective material Contracts by any Stock Company Entity, or (ii) any other event that has resulted or may result in a Material Adverse Effect by the Company Entities.

                (b) The Stock Company Entities will not incur or guarantee any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) material to the Stock Company Entities or enter into any Contract that (had such Contract been in existence on the date hereof) would have been required to be set forth on SCHEDULE 2.28 or, except with the prior written consent of the Buyer, which will not be unreasonably withheld or delayed, amend any of their respective Articles of Incorporation, or other comparable organizational or governing document or Bylaws, as applicable.

                (c) The Stock Company Entities will (i) have the authority to make the capital expenditures disclosed in the capital budget set forth on
SCHEDULE 4.1 pursuant to and in accordance with their existing commitments,
(ii) use commercially reasonable efforts to pursue the diligent construction of the casinos in Rozvadov and Chvalovice, Czech Republic pursuant to the plans set forth in EXHIBIT B as in effect on the date hereof and shall provide TWG or its representatives the right to inspect the properties and interview personnel involved in the construction process exclusively in the presence of Noel A. Souter, who shall make reasonable accommodation to accompany TWG or its representatives on the dates and times requested, and
(iii) not make other capital expenditures except (A) capital expenditures relating to the construction of the casinos in Rozvadov and Chvalovice, Czech Republic only in accordance with the plans set forth in EXHIBIT B, capital expenditures which individually (including any series of related expenditures) do not exceed U.S.$50,000 and in the aggregate do not exceed U.S.$100,000, or (B) as required to meet an emergency (it being understood and agreed that the Stock Company Entities promptly shall notify the Buyer of any such emergency and the emergency expenditures and other actions to be taken by the particular Company Entity in response thereto).

                (d) Except with the prior written consent of the Buyer, the Stock Company Entities will not pay, discharge or satisfy any Lien or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than liabilities shown on the balance sheet as of December 31, 1996 in the Financial Statements and liabilities incurred after the date thereof in the ordinary course of business in normal amounts, and no such payment, discharge or satisfaction shall be effected other than in accordance with the ordinary payment terms relating to the liability paid, discharged or satisfied.

                (e) Except with the prior written consent of the Buyer, the Stock Company Entities will not permit or allow any of their respective properties or assets, real, personal or mixed, tangible

Stock Purchase Agreement
Page 31

or intangible, to be mortgaged, pledged or subjected to any Lien, except for any Permitted Liens.

                (f) The Stock Company Entities will not cancel any debts or claims except in the ordinary course of business and consistent with past practice, or waive any rights of material value or, except for inventory sold in the ordinary course of business or disposal of obsolete assets, or sell, transfer or convey any of their respective properties of assets, real, personal or mixed, tangible or intangible.

                (g) Mr. Souter and the Stock Company Entities will not dispose of or permit to lapse any Intellectual Property.

                (h) The Stock Company Entities will not adopt, amend or terminate any Plan and will not enter into any employment contract, consulting agreement, or compensation arrangement of any kind whatsoever, or change (including, without limitation, any change pursuant to any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of their respective officers, directors, employees or agents except for such changes which are in the ordinary course of business and are not material or are required by law.

                (i) The Stock Company Entities will not make any pension, retirement, profit-sharing, bonus or other employee welfare or benefit payment or contribution, other than in the ordinary course of business and consistent with past practice.

                (j) The Stock Company Entities will not declare, pay or make, or set aside for payment or making, any dividend or other distribution in respect to their capital stock or other securities except in amounts that will not preclude the Sellers' compliance with Section 1.4(p) hereof, or directly or indirectly redeem, purchase or otherwise acquire any of the capital stock or other securities of any Company Entity.

                (k) The Stock Company Entities will not subdivide or in any way reclassify any shares of their respective capital stock.

                (l) The Stock Company Entities will not (i) issue, grant or sell any shares of their respective capital stock or any equity interest or security, or (ii) issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of their respective capital stock or any equity interest or security.

                (m) Except as may be required by the law or regulation of the Czech Republic, the Stock Company Entities will not make any change in any accounting principles, practices or methods, including their principles, practices or methods relating to calculation of reserves for receivables.

Stock Purchase Agreement
Page 32

                (n) Except with respect to the sale of the Schoolhouse, title deed number 350, registered in the Cadastral area of Horni Folmava, Czech Republic, the Stock Company Entities will not pay, loan, or advance any amount to or in respect of, or sell, transfer or lease any property or assets (real, personal or mixed, tangible or intangible) to, or enter into any transaction with or for the benefit of, any Seller or any of their respective officers or directors or any Affiliate or Associate of any of their respective officers or directors or any Affiliate or Associate of any of the Sellers.

                (o) Except in the ordinary course of business or with the prior written consent of the Buyer, the Stock Company Entities will not enter into any lease of real property or material lease of personal property.

                (p) The Stock Company Entities will not terminate or amend, or fail to perform any of their obligations or cause any breach under, any Contract set forth in SCHEDULE 2.28. The Stock Company Entities will exercise their respective commercially reasonable efforts to renew each of the Contracts set forth on SCHEDULE 2.28 that may be scheduled to terminate prior to the Closing Date.

                (q) Each of the Stock Company Entities will use commercially reasonable efforts to preserve intact the existing relationships with its suppliers, customers and employees and others with which it has business relationships. The Stock Company Entities will permit the Buyer to contact their suppliers and employees exclusively in the presence of Noel A. Souter who shall make reasonable accommodation to accompany TWG or its representatives on the dates and times requested.

                (r) The Stock Company Entities will maintain the insurance referred to in SCHEDULE 2.22A.

                (s) Each of the Company Entities will duly comply in all material respects with all Laws applicable to it and its properties, operations, business and employees. The Stock Company Entities will maintain at all times reserves for working capital, capital improvements, replacements and/or contingencies to the extent, and in the amounts, required by all applicable Czech Gaming Laws.

                (t) The Stock Company Entities will not change any of their policies or practices relating to the extension of credit to customers or the collection from customers of receivables arising from gaming operations.

Stock Purchase Agreement
Page 33

          4.2 ACCESS. (a) The Sellers, to the extent within their control, and the Company Entities will permit the Buyer and its authorized representatives at all reasonable times, and upon reasonable notice, to have access to and to examine all premises, properties, files, books, documents, records, financial information (including working papers and data in the possession of the independent public accountants, internal audit reports, and "management letters" from such accountants with respect to the systems of internal control) and other information of the Company Entities (including the right to make extracts therefrom or copies thereof), and will cooperate with the Buyer in its investigation of the Company Entities. Each of the Sellers and the Company Entities will permit representatives of the Buyer to consult with him, or its personnel, as the case may be, concerning all financial and operational matters relating to the Company Entities and will be available, or, in the case of the Company Entities, make available its personnel, to consult with such representatives on prior notice and in the presence of Noel A. Souter, who shall make reasonable accommodation to accompany TWG or its representatives on the dates and times requested. The Company Entities will promptly furnish to the Buyer all existing surveys and title and lien searches, examinations, insurance binders and commitments as are available. The Sellers and the Company Entities will promptly furnish to the Buyer such other documents relevant to the transaction contemplated hereby as may reasonably be requested from time to time.

                (b) Notwithstanding the Buyer's ability to continue to perform due diligence during the term of this Agreement pursuant to Section 4.2(a), above, the Buyer will confirm to the Sellers in writing within forty-five (45) days after the date of the last party to execute this Agreement as to whether or not additional substantial documentation will be required, and, if so, specifying the nature of the documentation required (the "Buyer's Notice"). The Sellers' Representative shall, within ten (10) days after the receipt of the Buyer's Notice by its own notice in writing (the "Sellers' Notice") either (i) provide such documentation, but such provision shall not abrogate the Sellers' responsibility to inform the Buyer under Section 7.8 as to any material adverse change, or (ii) confirm that no such documentation can be provided, or (iii) notify the Buyer that the Sellers will not provide any further documentation. The Buyer shall, within five (5) days after receipt of the Sellers' Notice inform the Sellers' Representative in writing whether it accepts the Sellers' Notice. If the Buyer fails to respond to the Sellers' Notice within such time period or confirms acceptance within such time period, this Agreement shall continue in full force and effect. If the Buyer informs the Sellers' Representative that it does not accept the Sellers' Notice, this Agreement shall terminate forthwith and shall be deemed to have terminated in accordance with Section 10.1(a) hereof.

          4.3 EXISTENCE. The Sellers, to the extent within their control, and the Company Entities will take such action as may be necessary to maintain, preserve, renew and keep in full force and effect each such entity's existence (corporate or otherwise), rights and franchises and will not amend any such entity's Articles of Association or other comparable organizational or governing documents, or Bylaws.

          4.4 CONSENTS. The Sellers and the Company Entities shall, at their own expense, obtain prior

Stock Purchase Agreement
Page 34

to the Closing all consents necessary to the consummation of the transactions contemplated hereby, as set forth in SCHEDULE 2.13 and such other non-governmental consents as the Buyer or its counsel shall reasonably determine to be necessary and shall have specified in writing to the Sellers' Representative no later than 30 days after the execution of this Agreement. All such consents shall be in writing and executed counterparts thereof shall be delivered to the Buyer promptly after receipt thereof by the Company Entities or the Sellers but in no event later than immediately prior to the Closing.

          4.5 GOVERNMENTAL FILINGS. Each of the Company Entities and each of the Sellers will, at the expense (subject to Section 11.2) of the Company Entities or such Sellers, as promptly as practicable, make any required or appropriate governmental filings, including filings pursuant to the Czech Gaming Laws and comply with any applicable governmental waiting periods, notification or other procedures required to be complied with by it in connection with the transactions contemplated by this Agreement. The Sellers will cooperate with the Company Entities in connection with such filings and the Sellers and the Company Entities will cooperate with the Buyer in the making of any filings required of the Buyer.

          4.6 PERFORMANCE; RESIGNATIONS. The Company Entities and the Sellers will perform all acts to be performed by them pursuant to this Agreement and will refrain from taking or omitting to take any action that would violate the Sellers' or the Company Entities' representations and warranties hereunder or render them inaccurate as of the date hereof or the Closing Date or that in any way would prevent or adversely affect the consummation of the Sellers' transactions contemplated hereby. Except for supervisory board members of LMJCR who are appointed or elected by LMJCR's employees, the Stock Company Entities and the Sellers shall cause the directors, the supervisory board members and executive officers of the Stock Company Entities identified by the Buyer prior to the Closing Date to execute and deliver to the Buyer at Closing their resignations from their director, supervisory board and executive officer positions at such Company Entities, effective as of the Closing Date. The Company Entities and the Sellers will use their respective best endeavors efforts to satisfy or cause to be satisfied all the conditions to the obligations of the Buyer set forth in
Article VII.

          4.7 UPDATING OF INFORMATION. The Company Entities and the Sellers shall have the continuing obligation to supplement or amend, within a reasonable period of time prior to the Closing Date, the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered, which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules.

Stock Purchase Agreement
Page 35

          4.8 MONTHLY FINANCIAL STATEMENTS; WEEKLY GAMING REVENUE REPORTS; EMPLOYMENT INFORMATION UPDATES.

                (a) The Stock Company Entities will deliver to the Buyer, promptly after they become available and in any case within 15 days after the end of each calendar month, unaudited balance sheets of each of the Stock Company Entities as of the end of such month and unaudited statements of income of each of the Stock Company Entities for the one-month period then ending and the period since March 31, 1997. Such balance sheets and statements of income of the Stock Company Entities shall be in the form currently prepared by them, if currently prepared and if not so prepared in a form reasonably satisfactory to the Buyer. All such balance sheets and statements of income shall be prepared in good faith and derived from the books and records of the Stock Company Entities.

                (b) The Stock Company Entities will deliver to the Buyer, promptly after they become available and in any case within 5 days after the end of each week, reports setting forth the gross gaming win of the applicable Company Entities during such week. Such reports shall be prepared in good faith and derived from the books and records of the Stock Company Entities.

                (c) The Stock Company Entities will deliver to the Buyer monthly reports setting forth all terminations of and resignations by employees of the Stock Company Entities, which reports shall specify (i) the age and gender of each employee, (ii) the date of termination or resignation, and (iii) the stated reason or cause (if known to the Company Entity) for such termination or resignation.

          4.9 OTHER TRANSACTIONS. Except as expressly contemplated by this Agreement, from the date of this Agreement to the Closing, none of the Sellers, the Company Entities or any of their Affiliates shall, nor shall they permit any of their respective officers, directors, stockholders, equityholders or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any Person or group (other than the Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving any of the Company Entities. In the event that any of the Sellers, the Company Entities or any of such Affiliates receives a proposal relating to any such transaction, the Sellers or the Company Entities shall promptly notify the Buyer of such proposal.

          4.10 INTEREST PERIODS. Except as set out in SCHEDULE 4.10, the Company Entities will ensure that any Indebtedness of the Stock Company Entities outstanding at Closing, to the extent such Indebtedness bears interest at a rate based on the London interbank offered rate, does not have an interest period in excess of the one month.

          4.11 CONFIDENTIALITY OF INFORMATION. Each of the Sellers and the Company Entities acknowledge that the terms and provisions of the confidentiality provisions of the

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Stock Purchase Agreement
Page 36

Confidentiality and Non-Disclosure Agreement ("Confidentiality Agreement") dated February 24, 1997 are in full force and effect and apply to any and all information furnished by the Buyer pursuant to this Agreement. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Confidentiality Agreement shall continue to be in full force and effect in accordance with its terms for a period of 5 years from the date of such termination.

                                      ARTICLE V

                                COVENANTS OF THE BUYER

          The Buyer covenants and agrees with the Sellers that from the date hereof until the Closing:

          5.1 PERFORMANCE. The Buyer will perform all acts to be performed by it pursuant to this Agreement and will refrain from taking or omitting to take any action that would violate its representations and warranties hereunder or render them inaccurate as of the date hereof or the Closing Date or that in any way would prevent or adversely affect the consummation of the transactions contemplated hereby. The Buyer will use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions to the obligations of the Sellers set forth in Article VIII.

          5.2 GOVERNMENTAL FILINGS. The Buyer will, as promptly as practicable, make any required governmental filings required of the Buyer, including filings pursuant to the Czech Gaming Laws, and comply with any applicable governmental waiting periods or notification or other procedures required to be complied with by it in connection with the transactions contemplated by this Agreement. The Buyer's filings with the Ministry of Finance of the Czech Republic in connection with the transactions contemplated hereby shall be true, complete and correct in all material respects. The Buyer will cooperate with the Sellers and the Company Entities in the making of any filings required of the Sellers and the Company Entities.

          5.3 CONFIDENTIALITY OF INFORMATION. The Buyer acknowledges that the terms and provisions of the Confidentiality Agreement are in full force and effect and apply to any and all information furnished to the Buyer pursuant to this Agreement. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Confidentiality Agreement shall continue to be in full force and effect in accordance with its terms for a period of 5 years from the date of such termination.

                                      ARTICLE VI

                                    OTHER MATTERS

          6.1 SITE ACCESS. Commencing no later than the date of this Agreement, the Company

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Entities will make the Properties located in Ceska Kubice, Rozvadov and
Chvalovice, all in the Czech Republic (the "Casino Properties") reasonably available to the Buyer and/or the Buyer's consultants for purposes of conducting an investigation of the Casino Properties, reasonably tailored in scope, including, but not limited to, trenching areas or drilling core samples where, in the Buyer's reasonable judgment, Materials of Environmental Concern could reasonably be expected to exist, all at the Buyer's cost and expense, to determine whether and to what extent Materials of Environmental Concern are present at, on or under the Casino Properties ("Buyer's Environmental Investigation"). The Company Entities will cooperate with the Buyer and/or the Buyer's consultants, at the Buyer's expense, during the Buyer's Environmental Investigation. Buyer will repair or otherwise make good, as the case may be, any Damage to the Property resulting from such investigation if this Agreement is not consummated.

          6.2   INDEMNIFICATION.

                (a) The Sellers, jointly and severally, agree to indemnify and hold the Buyer, and its respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the "Buyer Group"), harmless against, and to reimburse the Buyer Group for any Damages or Tax imposed on or incurred by any of the Buyer Group (a "Buyer Loss") because of or arising from or related to or in connection with: (i) any breach of any of the Sellers' representations or warranties or any failure to perform or violation of any agreement or covenant on the part of the Seller under this Agreement or under any other agreement referred to herein or contemplated hereby to which the Seller is a signatory; (ii) any claims arising out of, relating to or in connection with the businesses of any Stock Company Entity prior to, and including, the Closing Date (including without limitation any claims relating to Taxes due and owing by any Seller prior to the Closing Date and any claims for the cashing of casino chips not accounted for as of the Closing Date); (iii) any Damages or Tax caused by any Seller resulting from any investigation, suit, action or other proceeding by or before any governmental authority that seeks to restrain, modify, prohibit or revoke, or seeks other relief in connection with, the consummation of this transaction due to fault or liability of any Seller; (iv) any failure to pay in full or provide for the payment in full of any creditors of any Stock Company Entity whose claims have not been assumed by the Buyer other than the Indebtedness assumed by the Buyer; (v) any liabilities or obligations of any of the Sellers to and including the Closing Date of any nature whatsoever whose claims have not been assumed by the Buyer; and (vi) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees of any nature incident to the foregoing.

                (b) (i) The Buyer agrees to indemnify and hold each Seller, and its respective officers, directors, supervisory board members, employees and agents and their respective heirs, successors and assigns (collectively, the "Seller Group"), harmless against, and to reimburse the Seller Group for any Damages or Tax imposed on or incurred by any of the Seller Group (a "Seller Loss") because of or arising from or related to or in connection with: (i) any breach of any of the Buyer's representations or warranties or any failure to perform or violation of any agreement or

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Stock Purchase Agreement
Page 38

covenant on the part of the Buyer under this Agreement or any other agreement referred to herein or contemplated hereby; (ii) any claims arising out of, or relating to or in connection with the business of the Buyer subsequent to the Closing Date (including any claims relating to Taxes due and owing by the Buyer after the Closing Date, but not with respect to Taxes claimed by any Taxing authority to be due and owing by the Buyer but were incurred or originated as a result of acts or omissions by any Seller pursuant to Section 6.2(a) above); (iii) any Damages or Tax caused by the Buyer resulting from any investigation, suit, action or other proceeding by or before any governmental authority which seeks to restrain, modify, prohibit or revoke, or seeks other relief in connection with, the consummation of this transaction due to fault or liability of the Buyer; and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees of any nature incident to the foregoing.

                     (ii) No indemnification payment shall be made by the Buyer pursuant to this Agreement: (A) unless the Seller Group shall have given written notice of the claim to the Buyer within 365 days following the Closing Date with respect to a Damage Claim or 5 years following the Closing Date with respect to Taxes; nor (B) until the amounts that the Seller Group would be entitled to receive as indemnification aggregate at least U.S.$100,000.00 in the case of a Damage Claim made by or on behalf of all of the Seller Group and in the case of any one or more Selling Stockholder, the relevant Liability Percentage (as defined below) times U.S.$100,000.00, at which time the Seller Group or any one or more Selling Stockholder shall be entitled to receive only payment of all such amounts in excess of U.S.$100,000.00 or the relevant percentage thereof; and (C) the maximum amount of the indemnity provided by the Buyer hereunder shall not exceed the Purchase Price less any amounts due to Buyer pursuant to Section 6.2(a) hereof which the Buyer has been unable to collect for any reason.

                (c) No indemnification payment shall be made by the Sellers pursuant to this Agreement: (i) unless the Buyer Group shall have given written notice of the claim to the Seller's Representative within 365 days following the Closing Date (except for a Tax Claim) as set out in Section
10.3 nor (ii) until the amounts that the Buyer Group would otherwise be entitled to receive as indemnification aggregate to at least US$100,000.00 at which time the Buyer Group shall be entitled to receive only payment of all such amounts in excess of US$100,000.00; (iii) the maximum amount of the indemnity to be provided by each Selling Stockholder hereunder shall not exceed the Selling Stockholder's proportionate share of the Purchase Price (the "Liability Percentage") as set forth in EXHIBIT J, attached hereto; and
(iv) no Selling Stockholder shall be liable to the Buyer Group for an amount that exceeds the product of the Liability Percentage times the gross amount of the Damage Claim, less any amount due to the Selling Stockholders pursuant to Section 6.2(b) which they shall have been unable to collect for any reason. The funds deposited in the Escrow shall be utilized to cover any and all Damage Claims, as defined below, relating to any claims made against the Sellers and shall be paid to the Buyer in accordance with the terms of the Escrow Agreement for the first 365 days following the Closing Date and, thereafter, shall be utilized to cover only claims for Taxes.

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Stock Purchase Agreement
Page 39

                (d)  (i)   For purposes of this Agreement, "Damages" shall
mean all damages, and includes, without limitation, punitive damages, liabilities, costs, losses, consequential loss, interest, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation expenses, arbitration expenses, consultant fees, attorneys' and paralegals' fees, and litigation expenses.

                     (ii) In calculating the amount of any Damages, the Sellers shall be entitled to set off against such Damage Claim the amount of the increase in value (after adjustment, where appropriate, for Taxes with respect to any items of revenue) of the Stock Company Entities or the Assets, taken as a whole, from the date of the last Party hereto to execute this Agreement until the Closing Date hereof. Any such increase in value must be financial in nature, quantifiable, tangible and established by the Sellers by a preponderance of the evidence.

                     (iii) No indemnification payment shall be made by the Sellers pursuant to Section 6.2(a) of this Agreement to the extent that an appropriate provision or reserve was made for any liability in the Financial Statements of the Stock Company Entities as of August 31, 1997, as set forth in SCHEDULE 2.14, and no indemnification payment shall be made by the Sellers pursuant to Section 6.2(a) of this Agreement to the extent that the Damage Claim arises solely due to the fact that the provisions or reserve in the accounts of the Stock Company Entities as of August 31, 1997 (as set forth in SCHEDULE 2.14) are insufficient solely by reason of any increase in the rate of Tax made after the date of the Closing.

                     (iv) No indemnification payment shall be made by the Sellers pursuant to Section 6.2(a) of this Agreement to the extent that the Damage Claim arises solely from any fact or matter set forth in the reports entitled "Due Diligence on 21st Century Resorts a.s. Group of Companies" and "21st Century Group of Companies - Czech Republic - Financial and Accounting Due Diligence - April 1997" of Arthur Andersen (the "Andersen Report") to TWG dated April 28, 1997, copies of which are attached hereto as EXHIBIT L and made a part hereof, except for Damage Claims for Taxes and except for other matters to the extent that the information obtained from or on behalf of the Sellers relating to such matters in the Andersen Report was not correct or accurate, was not corrected or clarified by the Sellers in a writing delivered to the Buyer prior to the Closing Date and was relied upon by the Buyer to its detriment. If information in the Andersen Report conflicts with any representation or warranty of the Sellers or the Company Entities herein, the representations and warranties shall govern and such conflict shall in no way limit the indemnification to be made by the Sellers pursuant to Section 6.2(a) of this Agreement.

                (e) The indemnified party shall promptly notify the indemnifying party of any claim that is reasonably likely to give rise to a claim for indemnification under this Agreement (a "Damage Claim") asserted by such party or by a third party, stating, to the extent known, with detailed specificity the nature and basis of the Damage Claim. The failure to give promptly any such notice shall not relieve the indemnifying party from any liability hereunder with respect to the subject matter of any Damage Claim except to the extent that the indemnifying party actually has

Stock Purchase Agreement
Page 40

been materially damaged by such failure. If the indemnifying party shall have confirmed in writing its obligation to indemnify for any liability asserted in any Damage Claim, then the indemnifying party shall have, at its election, the right to compromise or defend such Damage Claim involving the assertion of liability by a third party at the indemnifying party's sole expense, through counsel chosen by it, provided that, in conducting such defense, settlement and compromise: (i) the indemnifying party shall not permit to exist any lien, encumbrance or other adverse charge upon any asset or business of the indemnified party; (ii) the indemnifying party shall cause its counsel to consult with the indemnified party and, if applicable, the indemnified party's counsel and keep them fully advised of the progress of the defense, settlement and compromise; and (iii) the indemnifying party promptly shall reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim up to the limits set out in Sections 6.2(b), (c), (d) and (g) except to the extent otherwise provided in the next sentence. If the indemnifying party is required hereunder or elects to conduct the defense of such Damage Claim, then the indemnified party shall cooperate with the indemnifying party in connection therewith and shall be entitled to participate in the defense thereof and to appoint counsel for that purpose, except that the cost of any such participatng counsel shall be solely for the account of the indemnified party and the indemnifying party shall have no responsibility therefor unless: (i) the indemnifying party shall not have notified the indemnified party that it will assume the defense of such Damage Claim and have designated counsel reasonably acceptable to the indemnified party within a reasonable time of the notice of such Damage Claim; or (ii) the named parties to any proceeding with respect to such Damage Claim (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be, in the opinion of counsel selected by the indemnifying party, inappropriate due to actual or potential differing interests between them. As long as the indemnifying party is contesting any such Damage Claim in good faith in accordance with the foregoing requirements, the indemnified party shall not pay or settle any such Damage Claim. Notwithstanding the foregoing, the indemnified party may pay or settle any such Damage Claim at any time, provided that the indemnified party waives any right to indemnity therefor by the indemnifying parties.

                (f) In the event that the indemnifying party fails within 30 days after the receipt of notice of such Damage Claim to notify the indemnified party and to confirm in writing its obligation to indemnify for any liability in such Damage Claim, the indemnified party shall have the right to defend, settle or compromise the Damage Claim in its discretion; provided, however, that the indemnifying party shall have the right to participate in the defense of such Damage Claim at its own expense. The indemnifying party promptly shall reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim and any defense, settlement or compromise thereof and all reasonable related costs incurred by the indemnified party subject to the limits contained in Sections 6.2 (b),
(c), (d) and (g).

                (g) The indemnification provisions in this Agreement shall not be deemed to preclude the exercise of any other rights or the pursuit of any other remedies for the breach of this Agreement or with respect to any misrepresentations or breaches of representations, warranties or

Stock Purchase Agreement
Page 41

covenants by either the Sellers, on the one hand, or the Buyer on the other hand except that no individual may be pursued in more than one capacity (e.g. individually or as a corporate director or officer) for any Damages and the Buyer shall not pursue a Damage Claim against any of Ms. Linda Clifford of Rancho Cordova, California, Ms. Irena Petrzikova of Domazlice, Czech Republic, Ms. Glen Bramsworth Ramsden of the Isle of Man, United Kingdom, Mr. Mark Clive Souter of Domazlice, Czech Republic, or Mr. Lubomir Valenta of Kubice, Czech Republic, all of whom are non-stockholder directors or supervisory directors of the Stock Company Entities. Should the Buyer be unable to obtain indemnity pursuant to Section 6.2(a), the Buyer will bring an action against all Sellers jointly. If a Damage Claim arises through the act or omission of a third party, then the Buyer may seek to preserve any right it may have against the Selling Stockholders by filing a claim, notice or request for indemnity but shall pursue its rights against such third party before seeking to enforce a claim against the Selling Stockholders.

                                     ARTICLE VII

                        CONDITIONS TO OBLIGATION OF THE BUYER

          The obligation of the Buyer to purchase the Shares and the Assets at the Closing is subject to the satisfaction or waiver by the Buyer of the following conditions on or before the Closing Date:

          7.1 REPRESENTATIONS AND WARRANTIES CORRECT. Each representation and warranty of each of the Sellers and the Company Entities made herein, and the statements contained in the Exhibits and Schedules hereto or in any instrument, list, certificate or writing delivered by the Company Entities or the Sellers pursuant to this Agreement shall be materially true and correct as of the date made and, except to the extent such representation, warranty or statement relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

          7.2 PERFORMANCE; NO DEFAULT. Each of the Sellers and the Company Entities will have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

          7.3 DELIVERY OF CERTIFICATE. The Sellers and the Company Entities shall have delivered to the Buyer a certificate, dated the Closing Date, executed by an authorized executive officer certifying to the fulfillment of the conditions set forth in Sections 7.1 and 7.2.

          7.4 OPINION OF COUNSEL TO THE STOCK COMPANY ENTITIES. The Stock Company Entities will have delivered to the Buyer an opinion of Becker and Poliakoff, P.A., Prague, Czech Republic, special counsel to the Stock Company Entities, dated the Closing Date, containing the opinion set forth in EXHIBIT D.

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Stock Purchase Agreement
Page 42

          7.5   GOOD STANDING CERTIFICATES.  The Buyer shall have received
(a) a commercial extract from the Commercial Registry of the relevant municipal authority that maintains such official records of its municipality evidencing its continued existence and its good standing as a corporation, joint stock company, limited liability company or limited partnership organized under the laws of such country; and (b) from each applicable municipality referred to in clause (a) above or the respective Stock Company Entity written evidence, if available, of its current payment of income and other Taxes.

          7.6 CONSENTS. The Buyer shall have received executed counterparts of the consents referred to in Section 4.4.

          7.7 GOVERNMENTAL APPROVALS. All consents, authorizations and approvals (including, without limitation, any approval required from the Ministry of Finance of the Czech Republic and all applicable municipalities and including all land use permits and licenses required to build, access and operate the casinos at Ceska Kubice and at Rozvadov and a land-use permit for the development of the site of a prospective casino at Chvalovice, Czech Republic) from, and all declarations, filings and registrations with, any governmental authority required to consummate the transactions contemplated by this Agreement, including those set forth in SCHEDULE 2.13, shall be pursued diligently by the Sellers in good faith and those obtained as of the Closing Date shall be made without the imposition of any condition which would result in a material adverse change pursuant to Section 7.8.

          7.8 NO MATERIAL ADVERSE CHANGE. No change, event, development or combination of developments shall have occurred which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect and in respect of which the Buyer shall have given written notice to the Sellers' Representative within 5 Business Days of the date on which the Buyer was given written notice of such a change or development that the Buyer regards as having a Material Adverse Effect.

          7.9 ABSENCE OF LITIGATION. There will be no suit, action or other proceeding pending or threatened seeking to enjoin, restrain, hinder or delay the purchase and sale of the Shares or the Assets or the other transactions contemplated hereby, or to impose limitations on the ability of the Buyer to acquire or hold, or exercise full rights of ownership of, the Shares or the Assets, or to prohibit Buyer or any of its Affiliates from effectively controlling in any material respects the business or operations of the Stock Company Entities or the Assets, at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, agency, instrumentality or authority or arbitration body, nor shall any injunction or order of any such court or other entity be in effect as of the Closing Date that restrains or prohibits the purchase and sale of the Shares or the Assets or the other transactions contemplated hereby.

          7.10 CORPORATE ACTION. All meetings of the Boards of Directors or Supervisory Boards of

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Page 43

Directors of each of the Stock Company Entities shall have been held on or prior to the Closing Date pursuant to which all necessary or appropriate resignations shall have been tendered and accepted and all nominees of the Buyer shall have been elected as required pursuant to the terms of this Agreement.

          7.11 ESCROW AGREEMENT. The Sellers and the Escrow Agent shall have duly executed and delivered to the Buyer the Escrow Agreement substantially in the form of EXHIBIT A.

          7.12 NON-COMPETITION AND NON-INTERFERENCE AGREEMENTS. The Sellers shall have duly executed and delivered to the Buyer the Non-Competition and Non-Interference Agreements as set forth in EXHIBIT F.

          7.13 DELIVERY OF DOCUMENTS. At or before the Closing, the Sellers shall have executed and delivered to the Buyer all of the documents set forth in Section 1.4 hereof and such other documents as the Buyer or its counsel may reasonably require by written notice given to the Sellers' Representative within 30 days after the date of execution of this Agreement by the last Party hereto to do so to effect the transfer, sale and conveyance of the Shares and the Assets and to consummate all of the transactions contemplated hereby.

                                     ARTICLE VIII

                       CONDITIONS TO OBLIGATION OF THE SELLERS

          The obligation of the Sellers to sell the Shares and the Assets on the Closing Date is subject to the satisfaction or waiver by the Sellers' Representative of the following conditions, on or before the Closing Date:

          8.1 REPRESENTATIONS AND WARRANTIES CORRECT. Each representation and warranty of the Buyer made herein, and the statements contained in the Exhibits and Schedules hereto or in any instrument, list, certificate or writing delivered by the Buyer pursuant to this Agreement shall be materially true and correct as of the date made and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

          8.2 PERFORMANCE; NO DEFAULT. The Buyer will have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

          8.3 DELIVERY OF CERTIFICATE. The Buyer shall have delivered to the Sellers' Representative a certificate, dated the Closing Date, executed by an executive officer, certifying to the fulfillment of the conditions set forth in Sections 8.1 and 8.2.

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Page 44

          8.4 OPINION OF COUNSEL TO THE BUYER. The Buyer will have delivered to the Sellers' Representative an opinion of special counsel to the Buyer, dated the Closing Date, containing the opinions set forth in EXHIBIT E.

          8.5 GOOD STANDING CERTIFICATE. The Sellers' Representative shall have received from the Buyer a certificate of good standing or of corporate existence from the Secretary of State of the State of Nevada, United States of America, which evidences the corporate good standing or existence, as the case may be, of the Buyer in the jurisdiction of its incorporation.

          8.6 FINANCING. On or before the 60th day after the date of the last Party to execute this Agreement, the Buyer shall deliver to the Sellers' Representative a certificate of its financier that states that the Buyer has made the arrangements necessary to permit the Buyer to fulfill its financial obligations hereunder on the Closing Date, subject to reasonable specified conditions to funding acceptable to the Sellers, including the truth of the representations and warranties in this Agreement of the Buyer and the Sellers as of the Closing Date, the performance of the covenants and agreements in this Agreement as of the Closing Date, the failure of a material adverse change to occur with respect to the condition (financial or other) of the Buyer or the Seller or in the earnings, business affairs or business prospects of the Buyer or the Seller, if there has occurred any national emergency in the Czech Republic, or a new outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets in the Czech Republic is such as to make it impracticable to fund the Buyer's financial obligations under this Agreement, or if a banking moratorium has been declared in the Czech Republic, the United Kingdom or the United States.

          8.7 ARTICLES OF INCORPORATION. The Buyer shall have provided to the Sellers' Representative a duly notarized copy of its Articles of Incorporation translated into the Czech language no later than 30 days after the execution of this Agreement by the last Party to execute same.

          8.8 ABSENCE OF LITIGATION. There will be no suit, action or other proceeding pending or threatened against any of the Company Entities or any of the Sellers or the Buyer seeking to enjoin, restrain, hinder or delay the purchase and sale of the Shares or the Assets or the other transactions contemplated hereby at law or in equity before any federal, state, municipal or other governmental court, department, commission, board, agency, instrumentality or authority or arbitration body, nor shall any injunction or order of any such court or other entity be in effect as of the Closing which restrains or prohibits the purchase and sale of the Shares or the Assets or the other transactions contemplated hereby.

          8.9 ESCROW AGREEMENT. The Buyer shall have duly executed and delivered to the Sellers' Representative and the Escrow Agent the Escrow Agreement substantially in the form of EXHIBIT A.

          8.10 DELIVERY OF DOCUMENTS. At or before the Closing, the Buyer shall have executed and delivered to the Sellers' Representative all of the documents set forth in Section 1.5 hereof and such other documents as the Sellers' Representative or Barnett Sampson, its counsel, may reasonably

Stock Purchase Agreement
Page 45

require by written notice given to the Buyer within 30 days after the date of execution of this Agreement by the last Party to do so to effect the purchase of the Shares and the Assets and to consummate all of the transactions contemplated hereby.

                                      ARTICLE IX

                             CERTAIN ADDITIONAL COVENANTS

          Each Selling Stockholder individually covenants with the Buyer hereby as follows:

          9.1 NONCOMPETITION. Except as set forth in SCHEDULE 9.1, for a period of 1 year following the Closing Date, without the written consent of the Buyer, each of the Selling Stockholders and their Affiliates shall not, directly or indirectly, through equity ownership or otherwise, own, operate or make any direct or indirect loan, advance, lease, or other extension of credit, or capital contribution to, or purchase or acquire any capital stock or indebtedness or similar instrument of, or make any type of equity investment (including investments in securities or instruments convertible into, exchangeable for or exercisable for equity securities) in, any Person (an "Investment") engaged in any casino-style gaming or related gaming enterprise (a "Gaming Business") within a 100 kilometer radius of the casino locations in Ceska Kubice, Rozvadov or Chvalovice (the "Restricted Area"). This prohibition on Investments shall not apply to passive or other Investments made following the date hereof with the prior written consent of the Buyer in its sole discretion. Each Selling Stockholder shall execute a Non-Competition and Non-Interference Agreement as of the Closing Date as set forth in EXHIBIT F hereto.

          9.2 NON-INTERFERENCE AGREEMENT. For a period of 1 year following the Closing Date, each of the Selling Stockholders hereby covenants and agrees that neither they nor any of their Affiliates will, directly or indirectly, for whatever reason, whether for their own account or for the account of any other Person: (i) solicit, employ or otherwise interfere with any of the Stock Company Entities' existing Contracts or relationships with any customer, affiliate, employee, officer, director, supplier or any independent contractor whether the Person is employed by or associated with the Stock Company Entities or with the Buyer on the Closing Date or at any time thereafter; or (ii) solicit or otherwise interfere with any existing or proposed Contract between the Stock Company Entities and any other party whatsoever.

          9.3 COVENANT NOT TO DISCLOSE. The Sellers hereby agree that they possess certain data and knowledge of operations of the business of the Stock Company Entities which are proprietary in nature and confidential. Each of the Selling Stockholders covenants and agrees that they will not, at any time after the Closing Date, reveal, divulge or make known to any person (other than the Buyer) or use for their own account or for the account of any Person, any confidential or proprietary record, data, trade secret, financial information, Intellectual Property, Business Know-How, personnel policy, customer list of the Stock Company Entities as of the Closing Date, or any other confidential or proprietary information whatsoever relating to the Stock Company Entities or,

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Page 46

whether or not obtained with the knowledge and permission of the Buyer (exclusive of any information which at the time of disclosure generally is available to and known by the public, other than as a result of any unauthorized disclosure by the Sellers). The Sellers further covenant and agree that they shall not divulge any such confidential or proprietary information that they may acquire during any transition period in which they assist or consult with the Buyer to facilitate the transfer and the continued success of the business of the Stock Company Entities, and the Sellers will hold such confidential and proprietary information in trust for the sole benefit of the Buyer and its successors and assigns.

          9.4 PROVISO FOR ACTIVITIES OF DR. BEZDEK AND LEGAL OBLIGATIONS. The restrictions contained in Sections 9.1, 9.2 and 9.3 shall not prevent or restrict the activities of Dr. Bezdek in the ordinary course of giving advice to his clients in his professional capacity as a licensed attorney or counsellor at law, nor, with respect to any interest he may have or acquire in any national on-line lottery promoted in the Czech Republic, nor with respect to all Selling Stockholders, from complying with any legal obligation to supply information or evidence to any governmental body or court of law in accordance with the requirements of such governmental body or court.

                                      ARTICLE X

                                TERMINATION; SURVIVAL

          10.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                (a) by mutual written consent of the Buyer and the Sellers' Representative;

                (b) by the Buyer, if there has been a material violation in or breach by any of the Company Entities or any of the Sellers of any of the agreements, representations or warranties contained herein that has not been waived by the Buyer in writing;

                (c) by the Sellers' Representative, if there has been a material violation or breach by the Buyer of any of the agreements, representations or warranties contained herein that has not been waived by the Sellers' Representative in writing;

                (d) (i) by the Buyer or the Sellers' Representative, if the Closing shall not have occurred on or before the date that is the 70th day after the execution of this Agreement by the last Party to execute same, or on such other date as may be agreed to by the Buyer and the Sellers' Representative, provided that the Buyer has provided the certificate required by Section 8.6; or (ii) by the Buyer or the Sellers' Representative, if the Closing shall not have occurred on or before the date which is the tenth day after the delivery of the certificate required by Section 8.6 or on such other date as the Buyer and the Sellers' Representative may agree upon in writing; or (iii) by the Buyer or the Sellers' Representative, if the Buyer shall have failed to comply with the requirements

Stock Purchase Agreement
Page 47

of Section 8.6 hereof on or before the date which is the 60th day after the execution of this Agreement by the last Party to execute same; provided, however, that neither Buyer nor the Sellers' Representative shall be entitled to terminate this Agreement pursuant to this Section 10.1(d) if such Party's (including, any Seller's) knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

                (e) by the Buyer if any of the conditions to the obligations of Buyer set forth in Article VII shall have become incapable of fulfillment and shall not have been waived by the Buyer in writing, or by the Sellers' Representative if any of the conditions to the obligations of the Sellers set forth in Article VIII shall have become incapable of fulfillment and shall not have been waived by the Sellers' Representative in writing; provided, however, that neither the Buyer nor the Sellers' Representative shall be entitled to terminate this Agreement pursuant to this Section 10.1(e) if such Party (including, the Sellers) is in breach in any material respect of its representations, warranties, covenants or agreements contained in this Agreement.

          10.2  EFFECT OF TERMINATION.

                (a) In the event of termination of this Agreement by either the Buyer or the Sellers' Representative as provided in Section 10.1, this Agreement shall forthwith become void and of no further force and effect (other than this Section 10.2, Section 4.11, Section 5.3, Section 11.2,
Section 11.7, Section 11.9 and Section 11.16), and except as set forth below, there shall be no liability on the part of the Buyer, the Company Entities or the Sellers (or their respective shareholders, officers, directors, employees, Affiliates or representatives) to one another, except for any liability of the breaching Party for any breaches of this Agreement prior to the time of such termination.

                (b) If this Agreement is terminated by the Parties pursuant to Section 10.1(a) or by the Buyer pursuant to Section 10.1(b), 10.1(d) or 10.1(e), then the Buyer shall send a written notice of termination to the Sellers' Representative and the Escrow Agent and the Escrow Agent shall return the Deposit Escrow (with accrued interest) to the Buyer by wire transfer pursuant to the terms and conditions of the Escrow Agreement as set forth in EXHIBIT A attached hereto.

                (c) If this Agreement is terminated by the Sellers' Representative pursuant to Section 10.1(c), 10.1(d) (except with respect to termination due to the Buyer's failure to comply with Section 8.6) or 10.1(e), then the Sellers' Representative shall send a written notice of termination to the Buyer and to the Escrow Agent and the Escrow Agent shall pay to the Sellers' Representative the Deposit Escrow pursuant to the terms and conditions of the Escrow Agreement attached hereto as EXHIBIT A. If this Agreement is terminated by the Parties pursuant to Section 10.1(a) or by the Sellers' Representative as set forth in the immediately preceding sentence, the Sellers may retain the Expense Deposits.

                (d) If this Agreement is terminated by the Buyer or the Sellers' Representative by

Stock Purchase Agreement
Page 48

reason of the Buyer's failure to provide the certificate required by Section 8.6, then the terminating Party shall send a written notice of termination to the other Party and the Escrow Agent and the Escrow Agent shall pay to the Sellers' Representative from the Deposit Escrow a sum equal to the documented legal and other professional fees and expenses incurred by the Sellers in relation to this Agreement as certified by the Sellers' Representative, less U.S.$140,000.00, and thereafter the Escrow Agent shall promptly return the balance of the Deposit Escrow (with accrued interest) to the Buyer by wire transfer pursuant to the terms and conditions of the Escrow Agreement as set forth in EXHIBIT A attached hereto.

          10.3 SURVIVAL OF REPRESENTATIONS. All representations and warranties contained in this Agreement, and agreements made by any Party to this Agreement, shall survive the Closing and any investigation at any time made by or on behalf of any party hereto for a period ending on the date for 1 year after the Closing Date, unless a claim has been notified within the 1 year period (with information regarding the nature and estimated amount of it), in which case the time period shall continue until such claim is resolved (except with respect to Taxes as set forth in Section 1.2(d), which shall be for 5 years); provided, however, that all representations and warranties contained in Section 2.1 (Capitalization), Section 2.2 (Ownership of Shares) and Section 2.18 (Title to Assets), shall survive the Closing.
All covenants and agreements in this Agreement relating to periods after the Closing Date shall survive the Closing (except as provided therein); provided, however, that the covenants contained in Sections 4.6 and 5.1 with respect to refraining from taking or omitting to take action that would violate or render inaccurate a Party's representations or warranties shall survive with respect to any particular representation or warranty only for so long as such representation or warranty survives pursuant to this Section 10.3.

          10.4 STATEMENTS AS REPRESENTATIONS. All statements contained herein or in any Schedule, Exhibit or closing certificate delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties within the meaning of Sections 7.1, 8.1 and 10.3. No Party may rely upon any statement, representation or warranty unless it is set out herein or in any Exhibit or Schedule hereto.

                                      ARTICLE XI

                                    MISCELLANEOUS

          11.1 REMEDIES CUMULATIVE. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any Party hereto of any other rights or the seeking of any other remedies against any other Party hereto.

          11.2 EXPENSES. Except as otherwise expressly provided in this Agreement, the Company Entities, the Sellers and the Buyer each shall pay its own legal, accounting and other miscellaneous expenses incident to this Agreement.

Stock Purchase Agreement
Page 49

          11.3 PRESS RELEASES AND ANNOUNCEMENTS. After the date of this Agreement and prior to the Closing, no Party to this Agreement will directly or indirectly make or cause to be made any public announcement or disclosure, or issue any notice with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other Parties to this Agreement; provided, however, that the Buyer may disclose upon the prior notice to the Sellers' Representative, information relating to the terms and conditions of this Agreement (including a copy of this Agreement) as required by the U.S. Securities Exchange Act of 1934, as amended, and the regulations and forms promulgated thereunder, and further provided that any Party to this Agreement may make any public announcement or disclosure that is required by any other law or regulation including but not limited to any notice required to be given by the Sellers to the relevant authorities under the Czech Gaming Laws or otherwise (in which case the disclosing Party shall, to the extent practicable, advise the other Parties to this Agreement and provide them with a copy of such proposed disclosure prior to making the disclosure); provided further, that except as may be required by law or regulation, in making such disclosure, the disclosing Party shall not directly or indirectly disclose the name or any other details of the non-disclosing Party.

          11.4 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules and other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties with respect to its subject matter. No other contract, agreement, instrument or document, including prior drafts of this Agreement, and no understandings or arrangements, written or oral, shall have any effect hereon and shall not be used to determine or interpret the meaning of this Agreement.

          11.5  AMENDMENT; EXTENSION AND WAIVER.

                (a) This Agreement supersedes all prior agreements and understandings between the Parties with respect to its subject matter, except that the Confidentiality Agreement shall not be superseded hereby, except for Sections 4, 10 and 12 thereof which shall be superseded by this Agreement.

                (b) This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties hereto.

                (c) Any agreement on the part of a Party hereto to any extension or waiver under this Section 11.5 shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                (d) Except as expressly provided in this Agreement, no delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Stock Purchase Agreement
Page 50

          11.6 HEADINGS. The Article and Section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          11.7 NOTICES. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement will be in writing and will be given by hand delivery, certified or registered mail, return receipt requested, telecopier (with a copy also sent by hand delivery or air courier, which shall not alter the time at which the telecopier notice is deemed received) or air courier to the Parties at the addresses set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand with receipt acknowledged; at the time received, if sent by certified or registered mail; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error, if telecopied; and the first Business Day after timely delivery to the courier, if sent by air courier. Notices shall be addressed as follows:

          If to the Buyer:

          Trans World Gaming Corporation
          One Penn Plaza
          Suite 1503
          New York, New York  10119-0002
          United States of America
          Attention:  Andrew Tottenham
                      President
          Telephone:  (212) 563-3355
          Telecopier: (212) 563-3380

          With a copy (which shall not constitute notice) given in the manner prescribed above to:

          Elias, Matz, Tiernan & Herrick LLP
          734 15th Street, N.W.
          12th Floor
          Washington, D.C.  20005
          United States of America
          Attention:  Jeffrey A. Koeppel, Esq.
          Telephone:  (202) 347-0300
          Telecopier: (202) 347-2172

          If to the Sellers' Representative:

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Stock Purchase Agreement
Page 51

          Barnett Sampson Solicitors
          30B Wimpole Street
          London W1M 7AE
          England
          Attention: Richard Barnett, Esq.
          Telephone:  (44) 171 935 9161
          Telecopier: (44) 171 935 9272

          With a copy (which shall not constitute notice) given in the manner prescribed above to:

          Ms. Linda Clifford
          Chief Financial Officer
          CC Myers, Inc.
          3286 Fitzgerald
          Rancho Cordova, California  95742
          United States of America
          Telephone:  (916) 635-9370
          Telecopier: (916) 635-2734

          If to the Company Entities:

          21st Century Resorts, a.s.
          Ceska Kubice
          Folmava 66
          Czech Republic
          Attention:  Noel A. Souter
                      Chairman of the Board of Directors
          Telephone:  (42) 01 899 3395
          Telecopier: (42) 01 899 3397

          With a copy (which shall not constitute notice) given in the manner prescribed above to:

          Barnett Sampson Solicitors
          30B Wimpole Street
          London W1M 7AE
          England
          Attention:  Richard Barnett, Esq.
          Telephone:  (44) 171 935 9161
          Telecopier: (44) 171 935 9272

          and to:

Stock Purchase Agreement
Page 52

          Becker & Poliakoff, P.A.
          Apolinarska 6,
          128 00 Praha 2
          Czech Republic
          Attention:  JUDr. Martin Klimpl
          Telephone:  (42) 2 29 80 05
          Telecopier: (42) 2 29 68 07

          and to:

          JUDr Robert Bezdek
          E Zahradky 891
          272 04 Kladno
          Czech Republic
          Telephone:  (42) 312 781 552
          Telecopier: (42) 312 781 552

          If to Barnett Sampson:

          Barnett Sampson Solicitors
          30B Wimpole Street
          London W1M 7AE
          England
          Attention: Richard Barnett, Esq.
          Telephone:  (44) 171 935 9161
          Telecopier: (44) 171 935 9272

          If to the Escrow Agent:

          The Manager
          Structured Finance Services
          Chase Manhattan Bank
          Trinity Tower
          9 Thomas More Street
          London  E1 9YT
          Attention:  Peter Maynard
          Telephone:  (44) 171 777 5471
          Telecopier: (44) 171 777 5460

          11.8 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any Party without the written consent of the other Party; provided,

Stock Purchase Agreement
Page 53

however, that the Buyer may assign all or any portion of its respective rights hereunder without the prior written consent of the Sellers or any of the Company Entities to an Affiliate of the Buyer, but such assignment shall not relieve the Buyer of its obligations hereunder. Any attempted assignment in violation of this Section 11.8 shall be void.

          11.9 APPLICABLE LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of England, except with respect to statutory requirements for the transfer of the shares or ownership interests in the Company Entities, the duties of the members of the Board and of the Supervisory Board of the Stock Company Entities, accounting, record keeping, the holding of any License, Environmental Laws and/or the holding of title to Property, which shall be governed by and construed in accordance with the laws of the Czech Republic.

          11.10 WORDS IN SINGULAR AND PLURAL FORM. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

          11.11 FURTHER ASSURANCES. Each of the Sellers, the Company Entities and the Buyer will use their respective commercially reasonable efforts to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Sellers, the Company Entities and the Buyer will reasonably cooperate, and will cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in providing to each other all information and customary consents pertinent to the transactions contemplated by this Agreement, including information as to their, if applicable, ownership structure, corporate structure, officers and directors, shareholders and partners' identity, financing, transfers of interest and other information, as shall be required by any regulatory authority with jurisdiction over such Parties in connection with the consummation of the transactions contemplated hereby or with respect to any United States federal or state securities law requirements in any state in which such Parties have an interest.

          11.12 COUNTERPARTS. This Agreement may be executed in several originals, all of which together will constitute one and the same instrument.

          11.13 SELLERS' REPRESENTATIVE; AGENT FOR SERVICE.

                (a) The Sellers hereby appoint Barnett Sampson Solicitors, London, England, who may nominate one of their partners as the Sellers' Representative (the "Sellers' Representative"). The Sellers' Representative shall have full authority to exercise (or refrain from exercising) all rights and powers of each Seller hereunder, and each Seller agrees to be bound by any and all actions taken by the Sellers' Representative in his capacity as such. The action of the Sellers' Representative shall be binding upon all Sellers and the Buyer and the Escrow Agent and others dealing with the Sellers' Representative may rely upon the actions and representations of the Sellers' Representative, without investigation. The Sellers agree to indemnify and hold the Sellers' Representative harmless for all actions taken by him in such capacity.

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Page 54

                (b) The Sellers hereby irrevocably appoint Barnett Sampson Solicitors as their agent to accept service of process in England in any legal action or proceeding arising out of or in connection with or related to this Agreement, service upon whom shall be deemed completed whether or not forwarded or received by such Party.

          11.14 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder.

          11.15 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstance.

          11.16 CONSENT TO JURISDICTION. The Buyer, the Sellers and the Company Entities irrevocably submit to the exclusive jurisdiction of the High Court of Justice, London, England for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

          11.17 DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as set forth below:

          "Affiliate" or "Affiliated" shall be defined as set forth in
Section 2.7 of this Agreement.

          "Agreement" shall be defined as set forth in the first paragraph of this Agreement.

          "Anderson Report" shall be defined as set forth in Section 6.2(d)(iv) of this Agreement.

          "Assets" shall be defined as set forth in Section 1.1(b) of this Agreement.

          "Asset Sellers" shall be defined as set forth in the third "Whereas" paragraph of this Agreement.

          "Associate" shall be defined as set forth in Section 2.7 of this Agreement.

          "Atlantic" shall be defined as set forth in the second "Whereas" paragraph of this Agreement.

          "Barnett Sampson" shall be defined as set forth in Section 1.2(c) of this Agreement.

Stock Purchase Agreement
Page 55

          "Business Day" shall be defined as set forth in Section 1.2(d) of this Agreement.

          "Business Know-How" shall be defined as set forth in Section 2.20(c)(ii) of this Agreement.

          "Buyer" shall be defined as set forth in the first paragraph of this Agreement.

          "Buyer Group" shall be defined as set forth in Section 6.2(a) of this Agreement.

          "Buyer Loss" shall be defined as set forth in Section 6.2(a) of this Agreement.

          "Buyer's Environmental Investigation" shall be defined as set forth in Section 6.1 of this Agreement.

          "Buyer's Notice" shall be defined as set forth in Section 4.2(b) of this Agreement.

          "Casino Properties" shall be defined as set forth in Section 6.1 of this Agreement.

          "CLM" shall be defined as set forth in the second "Whereas" paragraph of this Agreement.

          "Closing" shall be defined as set forth in Section 1.3 of this Agreement.

          "Closing Date" shall be defined as set forth in Section 1.3 of this Agreement.

          "Closing Payment" shall be defined as set forth in Section 1.2(c) of this Agreement.

          "Company Entity" and "Company Entities" shall be defined as set forth in the second "Whereas" paragraph of this Agreement.

          "Confidentiality Agreement" shall be defined as set forth in
Section 4.11 of this Agreement.

          "Contract" shall be defined as set forth in Section 2.2 of this Agreement.

          "Czech Gaming Laws" shall be defined as set forth in Section 2.29(a) of this Agreement.

          "Damage Claim" shall be defined as set forth in Section 6.2(e) of this Agreement.

          "Damages" shall be defined as set forth in Section 6.2(d)(i) of this Agreement.

          "Deposit Escrow" shall be defined as set forth in Section 1.2(b) of this Agreement.

          "Deposits" shall be defined as set forth in Section 1.2(a) of this Agreement.

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Page 56

          "Effective Date" shall be defined as set forth in Section 1.3 of this Agreement.

          "Environmental Claim" shall be defined as set forth in Section 2.25(b) of this Agreement.

          "Environmental Laws" shall be defined as set forth in Section 2.16(d)(i) of this Agreement.

          "Environmental Permits" shall be defined as set forth in Section 2.25(a) of this Agreement.

          "Escrow Agreement" shall be defined as set forth in Section 1.2(c) of this Agreement.

          "Escrow Agent" shall be defined as set forth in Section 1.2(b) of this Agreement.

          "Escrow Termination Date" shall be defined as set forth in Section 1.2(d) of this Agreement.

          "Expense Deposits" shall be defined as set forth in Section 1.2(a) of this Agreement.

          "Financial Statements" shall be defined as set forth in Section
2.14 of this Agreement.

          "Gameway" shall be defined as set forth in the first paragraph of this Agreement.

          "Gaming Business" shall be defined as set forth in Section 9.1 of this Agreement.

          "Indebtedness" shall be defined as set forth in Section 2.15(c)(i) of this Agreement.

          "Intellectual Property" shall be defined as set forth in Section 2.20(c)(i) of this Agreement.

          "Investment" shall be defined as set forth in Section 9.1 of this Agreement.

          "IRS" shall be defined as set forth in Section 1.7 of this Agreement.

          "Laws" shall be defined as set forth in Section 2.29(a) of this Agreement.

          "Leased Property" shall be defined as set forth in Section 2.16(b) of this Agreement.

          "Liability Percentage" shall be defined as set forth in Section 6.2(c) of this Agreement.

          "License" or "Licenses" shall be defined as set forth in Section 2.29(d) of this Agreement.

          "License Agreements" shall be defined as set forth in Section 2.20(a) of this Agreement.

          "Liens" shall be defined as set forth in Section 1.1(a)(i) of this Agreement.

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Page 57

          "LMJC" shall be defined as set forth in the second "Whereas" paragraph of this Agreement.

          "LMJCR" shall be defined as set forth in the second "Whereas" paragraph of this Agreement.

          "LMJS" shall be defined as set forth in the second "Whereas" paragraph of this Agreement.

          "Material Adverse Effect" shall be defined as set forth in Section 2.10(b) of this Agreement.

          "Materials of Environmental Concern" shall be defined as set forth in Section 2.16(d)(ii) of this Agreement.

          "Monarch" shall be defined as set forth in the first paragraph of this Agreement.

          "New Casinos" shall be defined as set forth in Section 1.2(c) of this Agreement.

          "Owned Property" shall be defined as set forth in Section 2.16(a) of this Agreement.

          "Party" or "Parties" shall be defined as set forth in the first paragraph of this Agreement.

          "Percentage Interest" shall be defined as set forth in Section 2.2 of this Agreement.

          "Permits" shall be defined as set forth in Section 2.29(b) of this Agreement.

          "Permitted Liens" shall be defined as set forth in Section 2.18 of this Agreement.

          "Person" shall be defined as set forth in Section 2.1(e) of this Agreement.

          "Plan" shall be defined as set forth in Section 2.24(a) of this Agreement.

          "Property" shall be defined as set forth in Section 2.16(b) of this Agreement.

          "Purchase Price" shall be defined as set forth in Section 1.2(c) of this Agreement.

          "Resorts" shall be defined as set forth in the first paragraph of this Agreement.

          "Restricted Area" shall be defined as set forth in Section 9.1 of this Agreement.

          "Seller" or "Sellers" shall be defined as set forth in the first paragraph of this Agreement.

          "Seller Group" shall be defined as set forth in Section 6.2(b) of this Agreement.

          "Seller Loss" shall be defined as set forth in Section 6.2(b) of this Agreement.

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          "Sellers' Notice" shall be defined as set forth in Section 4.2(b)
of this Agreement.

          "Sellers' Representative" shall be defined as set forth in Section 11.13(a) of this Agreement.

          "Selling Stockholders" shall be defined as set forth in Section 1.1(a)(i) of this Agreement.

          "Shares" shall be defined as set forth in the third "Whereas" paragraph of this Agreement.

          "Stock Company Entity" or "Stock Company Entities" shall be defined as set forth in the third "Whereas" paragraph of this Agreement.

          "Summary Plan Description" and "Summary Material Modifications" are described in Section 2.24(b)(iii) of this Agreement.

          "Tangible Personal Property" shall be defined as set forth in
Section 2.19 of this Agreement.

          "Taxes" shall be defined as set forth in Section 2.15(c)(ii) of this Agreement.

          "Trade Secrets" shall be defined as set forth in Section 2.20(c)(i) of this Agreement.

          "Trademarks" shall be defined as set forth in Section 2.20(c)(i) of this Agreement.

          "TWG" shall be defined as set forth in the first paragraph of this Agreement.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by a duly authorized officer of the Buyer and of the Company Entities, and by each of the Sellers, as of the day and year first above written.

                                    TRANS WORLD GAMING CORPORATION

                                    By:
                                       ---------------------------------------
                                       Name:  Andrew Tottenham
                                       Title:  President

                                    21ST CENTURY RESORTS, A.S.

                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    GAMEWAY LEASING LTD.

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Page 59

                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    MONARCH LEASING LIMITED

                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       NOEL A. SOUTER

                                    By:
                                       ---------------------------------------
                                       Noel A. Souter


                                       HAL TAINES

                                    By:
                                       ---------------------------------------
                                       Hal Taines


                                       C.C. MYERS

                                    By:
                                       ---------------------------------------
                                       C.C. Myers


                                       DEREK AYRES

                                    By:
                                       ---------------------------------------
                                       Derek Ayres


                                       JUDR. ROBERT BEZDEK

                                    By:
                                       ---------------------------------------
                                       Robert Bezdek


                                       AHMAD GHASSABEH

                                    By:
                                       ---------------------------------------
                                       Ahmad Ghassabeh

Stock Purchase Agreement
Page 60

                                       SHAUN MCCLUNE

                                    By:
                                       ---------------------------------------
                                       Shaun McClune


                                       DR. KURT WAGNER

                                    By:
                                       ---------------------------------------
                                       Dr. Kurt Wagner

                                      EXHIBIT A

                                   ESCROW AGREEMENT

                                      EXHIBIT B

                    PLANS FOR CONSTRUCTION OF CASINOS IN ROZVADOV
                            AND CHVALOVICE, CZECH REPUBLIC

                                      EXHIBIT C

                                      [DELETED]

                                      EXHIBIT D

                        OPINION OF BECKER AND POLIAKOFF, P.A.

                                      EXHIBIT E

                          OPINION OF LIONEL SAWYER & COLLINS

                                      EXHIBIT F

                    NON-COMPETITION AND NON-INTERFERENCE AGREEMENT

                                      EXHIBIT G

                        BILL OF SALE AND ASSIGNMENT OF ASSETS

                                      EXHIBIT H

                               ASSIGNMENT OF TRADEMARKS

                                      EXHIBIT I

                             ALLOCATION OF PURCHASE PRICE

                                   [TO BE PROVIDED]

                                      EXHIBIT J

                     SELLING STOCKHOLDERS' LIABILITY PERCENTAGES

                                      EXHIBIT K

                  DEBTORS AND ACCRUALS OF THE STOCK COMPANY ENTITIES

                                   [TO BE PROVIDED]

                                      EXHIBIT L

                                   ANDERSEN REPORT

                                     SCHEDULE 3.3

                      CONSENTS REQUIRED TO BE OBTAINED BY BUYER


          Possible vote of the stockholders of the Buyer with respect to the issuance of equity securities in connection with the financing of the acquisition.

                                     SCHEDULE 9.1

                            EXCEPTION TO "RESTRICTED AREA"



          The Buyer agrees that Section 9.1 shall not apply to the casino owned and operated by Millennium Gaming and Developments a.s., an Affiliate of Mr. Ayres and Mr. McClune, located in Pomazi, Czech Republic.